                                                                     EXHIBIT 4.2


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                         FUND AMERICA INVESTORS TRUST V


                                    Issuer,

                                      and


                   BANKERS TRUST COMPANY OF CALIFORNIA, N.A.


                                    Trustee


                                   INDENTURE


                           Dated as of April 1, 1996


                                  Relating to


                               SERIES 1996A BONDS



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                               TABLE OF CONTENTS

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PRELIMINARY STATEMENT.............................................................................................1
GRANTING CLAUSES..................................................................................................1

ARTICLE I - DEFINITIONS...........................................................................................2

         SECTION 1.01.              General Definitions...........................................................2

ARTICLE II - THE BONDS...........................................................................................15

         SECTION 2.01.              Designation, Stated Maturity and Denominations;
                                            Book Entry and Definitive Bonds......................................15
         SECTION 2.02.              Forms Generally..............................................................16
         SECTION 2.03.              Execution, Authentication Delivery and Dating................................17
         SECTION 2.04.              Registration; Registration of Transfer and Exchange..........................17
         SECTION 2.05.              Mutilated, Destroyed, Lost or Stolen Bonds...................................18
         SECTION 2.06.              Payments of Principal and Interest...........................................19
         SECTION 2.07.              Persons Deemed Owners........................................................20
         SECTION 2.08.              Cancellation.................................................................20
         SECTION 2.09.              Authentication of Bonds......................................................20
         SECTION 2.10.              Calculation of One Month LIBOR...............................................22

ARTICLE III - COVENANTS..........................................................................................23

         SECTION 3.01.              Payment of Bonds; Non-Recourse Obligations...................................23
         SECTION 3.02.              Maintenance of Office or Agency..............................................23
         SECTION 3.03.              Money for Bond Payments to Be Held in Trust..................................23
         SECTION 3.04.              Existence of Issuer..........................................................25
         SECTION 3.05.              Protection of Trust Estate...................................................26
         SECTION 3.06.              No Removal of Trust Estate...................................................26
         SECTION 3.07.              Performance of Obligations...................................................26
         SECTION 3.08.              Negative Covenants...........................................................27
         SECTION 3.09.              Annual Statement as to Compliance............................................28
         SECTION 3.10.              Covenants of the Issuer......................................................28
         SECTION 3.11.              Actions by Trustee as Holder of Non-Agency Certificate.......................28
         SECTION 3.12.              Treatment of Bonds as Debt for Tax Purposes..................................30
         SECTION 3.13.              Annual Opinions..............................................................30

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ARTICLE IV - SATISFACTION AND DISCHARGE..........................................................................30

         SECTION 4.01.              Satisfaction and Discharge of Indenture......................................30
         SECTION 4.02.              Application of Trust Money...................................................31

ARTICLE V - DEFAULTS AND REMEDIES................................................................................31

         SECTION 5.01.              Event of Default.............................................................31
         SECTION 5.02.              Acceleration of Maturity; Rescission and Annulment...........................32
         SECTION 5.03.              Proceedings..................................................................33
         SECTION 5.04.              Remedies.....................................................................34
         SECTION 5.05.              Optional Preservation of Trust Estate........................................34
         SECTION 5.06.              Trustee May File Proofs of Claim.............................................35
         SECTION 5.07.              Trustee May Enforce Claims Without Possession of Bonds.......................36
         SECTION 5.08.              Application of Money Collected...............................................36
         SECTION 5.09.              Limitation on Suits..........................................................37
         SECTION 5.10.              Unconditional Rights Of Bondholders to Receive
                                            Principal and Interest; Bondholder Proceedings.......................38
         SECTION 5.11.              Restoration of Rights and Remedies...........................................38
         SECTION 5.12.              Rights and Remedies Cumulative...............................................38
         SECTION 5.13.              Delay or Omission Not Waiver.................................................38
         SECTION 5.14.              Control by Bondholders.......................................................39
         SECTION 5.15.              Waiver of Past Defaults......................................................39
         SECTION 5.16.              Undertaking for Costs........................................................39
         SECTION 5.17.              Waiver of Stay or Extension Laws.............................................40
         SECTION 5.18.              Sale of Trust Estate.........................................................40
         SECTION 5.19.              Action Under Indenture.......................................................42


         SECTION 6.01.              Duties of Trustee............................................................42
         SECTION 6.02.              Notice of Default............................................................44
         SECTION 6.03.              Rights of Trustee............................................................44
         SECTION 6.04.              Not Responsible for Recitals or Issuance of Bonds............................45
         SECTION 6.05.              May Hold Bonds...............................................................45
         SECTION 6.06.              Money Held in Trust..........................................................45
         SECTION 6.07.              Compensation and Reimbursement...............................................45
         SECTION 6.08.              Corporate Trustee Required; Eligibility; Disqualification....................46
         SECTION 6.10.              Acceptance of Appointment by Successor.......................................48
         SECTION 6.11.              Merger, Conversion, Consolidation or Succession to
                                            Business of Trustee..................................................48
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                               TABLE OF CONTENTS
                                   (Cont'd)

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         SECTION 6.12.              Co-trustees and Separate Trustees............................................49
         SECTION 6.13.              Authenticating Agents........................................................50
         SECTION 6.14.              Preferential Collection of Claims Against Issuer.............................51


         SECTION 7.01.              Issuer to Furnish Trustee Names and Addresses of
                                            Bondholders..........................................................51
         SECTION 7.02.              Preservation of Information; Communications to
                                            Bondholders......................................................... 51
         SECTION 7.03.              Reports by Trustee...........................................................52
         SECTION 7.04.              Reports by Issuer............................................................52

ARTICLE VIII - COLLECTION ACCOUNT, REPORTS AND PAYMENTS..........................................................53

         SECTION 8.01.              Distributions and Collection of Moneys.......................................53
         SECTION 8.02.              Collection Account...........................................................53
         SECTION 8.03.              General Provisions Regarding Collection Account..............................54
         SECTION 8.04.              Payment Date Reports.........................................................54
         SECTION 8.05.              Reports by Trustee...........................................................55
         SECTION 8.06.              [RESERVED]...................................................................55
         SECTION 8.07.              Payments on each Payment Date................................................56
         SECTION 8.08.              Claims Upon the Bond Insurance Policy; Policy Payments;
                                            Policy Payments Account..............................................57
         SECTION 8.09.              Release of Trust Estate......................................................58

ARTICLE IX - SUPPLEMENTAL INDENTURES ............................................................................59

         SECTION 9.01.              Supplemental Indentures without Consent of Bondholders.......................59
         SECTION 9.02.              Supplemental Indenture of Bondholders........................................59
         SECTION 9.03.              Execution of Supplemental Indentures.........................................61
         SECTION 9.04.              Effect of Supplemental Indentures............................................61
         SECTION 9.06.              Amendments to Deposit Trust Agreement........................................61

ARTICLE X -  REDEMPTION OF BONDS.................................................................................62

         SECTION 10.01.             Redemption. .................................................................62
         SECTION 10.02.             Form of Redemption Notice. ..................................................62
         SECTION 10.03.             Bonds Payable on Redemption Date; Provision for
                                            Payment of Trustee and Bond Insurer..................................62

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                               TABLE OF CONTENTS
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ARTICLE XI - MISCELLANEOUS.......................................................................................63

         SECTION 11.01.             Compliance Certificates and Opinions.........................................63
         SECTION 11.02.             Form of Documents Delivered to Trustee.......................................63
         SECTION 11.03.             Acts of Bondholders..........................................................64
         SECTION 11.04.             Notices......................................................................65
         SECTION 11.05.             Notices and Reports to Bondholders; Waiver of Notices........................65
         SECTION 11.06.             Rules by Trustee and Agents..................................................66
         SECTION 11.07.             Effect of Headings and Table of Contents.....................................66
         SECTION 11.08.             Successors and Assigns.......................................................66
         SECTION 11.09.             Severability.................................................................66
         SECTION 11.10.             Benefits of Indenture........................................................66
         SECTION 11.11.             Legal Holiday................................................................67
         SECTION 11.12.             Governing Law................................................................67
         SECTION 11.13.             Counterparts.................................................................67
         SECTION 11.14.             Limitation on Recourse.......................................................67
         SECTION 11.15.             Inspection...................................................................68
         SECTION 11.17.             Notice to Rating Agencies and Bond Insurer...................................68

ARTICLE XII - CERTAIN MATTERS REGARDING THE BOND INSURER.........................................................69

         SECTION 12.01.             Rights of the Bond Insurer To Exercise Rights of Bondholders.................69
         SECTION 12.02.             Trust Fund and Accounts Held for Benefit of the Bond Insurer.................69
         SECTION 12.03.             Effect of Payments by the Bond Insurer; Subrogation..........................69
         SECTION 12.04.             Notices to the Bond Insurer..................................................69
         SECTION 12.05.             Third-Party Beneficiary......................................................70
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Exhibit A:  Form of Bonds

Exhibit B:  Copy of Bond Insurance Policy


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         INDENTURE, dated as of April 1, 1996 (herein, as amended or supplemented from time to time as permitted hereby, called this "Indenture"), between FUND AMERICA INVESTORS TRUST V (herein, together with its permitted successors and assigns, called the "Issuer"), a trust created under the Deposit Trust Agreement (as defined herein), and BANKERS TRUST COMPANY OF CALIFORNIA, N.A., a national banking association, as trustee (herein, together with its permitted successors in the trusts hereunder, called the "Trustee").


                             PRELIMINARY STATEMENT

         The Issuer has duly authorized the execution and delivery of this Indenture to provide for the issuance pursuant to the terms of this Indenture of the Series 1996A Bonds, issuable in a single class designated as Class A as hereinafter provided (the "Bonds"). The Bonds shall be non-recourse obligations of the Issuer and shall be limited in right of payment to amounts available from the Trust Estate (as defined below) as provided in this Indenture. The Issuer shall not otherwise be liable for payments on the Bonds. All covenants and agreements made by the Issuer herein are for the benefit and security of the Holders of the Bonds. The Issuer is entering into this Indenture, and the Trustee is accepting the trusts created hereby, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged. All things necessary to make this Indenture a valid agreement of the Issuer in accordance with its terms have been done.


                                GRANTING CLAUSES

         The Issuer hereby Grants to the Trustee, for the exclusive benefit of the Holders of the Bonds and the Trustee, all of the Issuer's right, title and interest in and to (a) the Non-Agency Certificate, which the Issuer causes to be Delivered to the Trustee herewith, and all Distributions and rights to Distributions with respect to the Non-Agency Certificate payable on or after the Closing Date, (b) the Collection Account and all Permitted Investments with respect thereto, including all money and income from the investment of funds in the Collection Account, and (c) all proceeds of the foregoing, including, without limitation, proceeds of the conversion, voluntary or involuntary, of any of the foregoing into cash or other liquid property. Such Grants are made, however, in trust, to secure the Bonds equally and ratably without prejudice, priority or distinction, between any Bond, and to secure (i) the payment of all amounts due on the Bonds as such amounts become due in accordance with their terms, (ii) the payment of all other sums payable under the Indenture with respect to the Bonds, and (iii) compliance with the provisions of this Indenture, all as provided herein and subject to the terms hereof.

         The Trustee acknowledges such Grant, accepts the trusts hereunder in accordance with the provisions hereof and agrees to perform the duties herein required to the best of its ability to the end that the interests of the Holders of the Bonds may be adequately and effectively protected. The Trustee agrees that the Non-Agency Certificate will be held by the Trustee with its agent or bailee in the City and State of New York.



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                                  ARTICLE I
                                 DEFINITIONS

         SECTION 1.01.    General Definitions.

         Except as otherwise specified or as the context may otherwise require, the following terms have the respective meanings set forth below for all purposes of this indenture, and the definitions of such terms are applicable to the singular as well as to the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such terms. Whenever reference is made herein to an Event of Default or Default necessitating or involving action by the Trustee, such reference shall be construed to refer only to an Event of Default or Default of which the Trustee is deemed to have notice or knowledge pursuant to Section 6.01(d).

         "Accountant": A Person engaged in the practice of accounting, who (except when this Indenture provides that an Accountant must be Independent) may be employed by or affiliated with the Issuer or an Affiliate of the Issuer.

         "Act":  With respect to any Bondholder, as defined in Section 11.03.

         "Affiliate" of any specified Person: Any other Person controlling or controlled by or under common control with such specified Person. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

         "Agent":  Any Bond Registrar, Paying Agent or Authenticating Agent.

         "Aggregate Current Principal Balance": The aggregate of the Current Principal Balances of all Bonds Outstanding at the time of determination.

         "Aggregate Stated Principal Balance": With respect to the Mortgage Loans and a Payment Date, the aggregate of the Stated Principal Balances of the Mortgage Loans with respect to such Payment Date.

         "Authenticating Agent": Such Person, if any, as may be appointed by the Trustee at the request of the Issuer pursuant to Section 6.13, until any successor Authenticating Agent is named, and thereafter "Authenticating Agent" shall mean such successor.

         "Authorized Officer": Any officer of the Owner Trustee who is authorized to act for the Owner Trustee in respect of the Issuer as evidenced by a list of such authorized officers certified by the Secretary or an Assistant Secretary of the Owner Trustee and furnished by it to the Trustee, as such list may be amended or supplemented from time to time.

         "Available Funds": With respect to a Payment Date (i) the amount distributed to the Trustee with respect to the Non-Agency Certificate on the related Non-Agency Certificate Distribution Date



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minus (ii) the sum of the Trustee's Fee, the Owner Trustee's Fee and the Bond
Insurer Premium, each with respect to such Payment Date.

         "Available Funds Bond Interest Rate": With respect to a Payment Date, a per annum rate equal to the weighted average of the Net Mortgage Rates on the then outstanding Mortgage Loans, calculated based on the actual number of days in the related Interest Accrual Period and on a 360-day year, less the sum of
(i) the Minimum Spread and (ii) the Trust Estate Expense Rate.

         "Bank": The Owner Trustee in its individual capacity and not as Owner Trustee.

          "Basic Principal Payment Amount": With respect to a Payment Date (referred to in this definition as "the applicable Payment Date"), the lesser of (i) the excess of the Aggregate Stated Principal Balance of the Mortgage Loans with respect to the preceding Payment Date (or the Cutoff Date, with respect to the first Payment Date) over the Aggregate Stated Principal Balance of the Mortgage Loans with respect to the applicable Payment Date and (ii) the excess, if any, of the Available Funds with respect to the applicable Payment Date over the Interest Payment Amount with respect to the applicable Payment Date; provided, however, that (a) the Basic Principal Payment Amount with respect to the applicable Payment Date shall not be less than the amount necessary to reduce (x) the Aggregate Current Principal Balance of the Bonds immediately prior to the applicable Payment Date, reduced (so long as there exists no Bond Insurer Default) by the applicable Bond Insurer's Percentage of Excess Losses to be paid on the applicable Payment Date pursuant to Section
8.07 to (y) an amount equal to the Aggregate Stated Principal Balance of the Mortgage Loans as of the applicable Payment Date and (b) so long as there exists no Bond Insurer Default, the Basic Principal Payment Amount with respect to the applicable Payment Date shall not include any portion of the applicable Bond Insurer's Percentage of any Excess Losses to be paid on the applicable Payment Date pursuant to Section 8.07.

         "Basis Risk Shortfall": With respect to a Payment Date, the amount, if any, by which (a) the amount of interest accrued at the Bond Interest Rate on the Aggregate Current Principal Balance of the Bonds during the related Interest Accrual Period exceeds (b) the Interest Payment Amount with respect to such Payment Date.

         "Beneficial Owner": With respect to a Book-Entry Bond, the Person who is the beneficial owner of such Bond as reflected on the records of the Clearing Agency or if the Clearing Agency Participant is not the Beneficial Owner, then as reflected on the records of a Person maintaining an account with such Clearing Agency (directly or as an indirect participant, in accordance with the rules of such Clearing Agency).

         "Bond Insurance Policy": The financial guaranty insurance policy issued by the Bond Insurer, a copy of which is attached hereto as Exhibit B.

         "Bond Insurer": Financial Security Assurance Inc. and all successors thereto.

         "Bond Insurer Default": The existence and continuance of any of the following: (a) a failure by the Bond Insurer to make a payment required under the Bond Insurance Policy in accordance with its terms or (b)(i)(A) the Bond Insurer files any petition or commences any case or proceeding under



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any provision or chapter of the Bankruptcy Code or any other similar federal or state law relating to insolvency, bankruptcy, rehabilitation, liquidation or reorganization, (B) makes a general assignment for the benefit of its creditors, or (C) has an order for relief entered against it under the Bankruptcy Code or any other similar federal or state law relating to insolvency, bankruptcy, rehabilitation, liquidation or reorganization which is final and nonappealable; or (ii) a court of competent jurisdiction, the New
York Department of Insurance or other competent regulatory authority enters a final and nonappealable order, judgment or decree (A) appointing a custodian, trustee, agent or receiver for the Bond Insurer or for all or any material portion of its property or (B) authorizing the taking of possession by a custodian, trustee, agent or receiver of the Bond Insurer (or the taking of possession of all or any material portion of the property of the Bond Insurer).

         "Bond Insurer Premium": The premium payable to the Bond Insurer on each Distribution Date pursuant to Section 8.07 commencing on the Payment Date in May 1996, in an amount (rounded to the nearest dollar) equal to one-twelfth of the product of (i) the Bond Insurer Premium Rate and (ii) the Aggregate Current Principal Balance of the Bonds immediately preceding such Payment Date.

         "Bond Insurer Premium Rate":  0.14% per annum.

         "Bond Insurer's Percentage": With respect to a Payment Date, the result, expressed as a percentage, of dividing (i) the Aggregate Current Principal Balance of the Bonds immediately prior to such Payment Date by (ii) the Aggregate Stated Principal Balance of the Mortgage Loans as of the preceding Payment Date.

         "Bond Interest Rate": With respect to the first Payment Date, 6.00% per annum, and with respect to each Payment Date thereafter, a per annum rate equal to the lesser of (i) with respect to each Payment Date up to and including the Payment Date in May 2003, One Month LIBOR with respect to such Payment Date plus 0.50%, and with respect to each Payment Date thereafter, One Month LIBOR with respect to such Payment Date plus 1.00% and (ii) the Maximum Bond Interest Rate with respect to such Payment Date.

         "Bond Payment Rate": With respect to a Payment Date, the per annum rate equal to the lesser of (i) the Bond Interest Rate with respect to such Payment Date and (ii) the Available Funds Bond Interest Rate with respect to such Payment Date.

       "Bond Register" and "Bond Registrar":  As defined in Section 2.04.

         "Bondholder" or "Holder": The Person in whose name a Bond is registered in the Bond Register, subject to the proviso to the definition of "Record Date".

         "Bonds": The Series 1996A, Class A Bonds authorized by, and authenticated and which shall be issuable in the original principal amount of $296,300,000.

         "Business Day": Any day other than (i) a Saturday or Sunday, or (ii) a day on which banking institutions in the State of New York or such state in which the Corporate Trust Office is located are authorized or obligated by law or executive order to be closed.



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         "Clearing Agency":  The Depository Trust Company, a limited purpose trust company organized under and pursuant to the banking laws of the State of New York and an organization registered as a "clearing agency" pursuant to
Section 17A of the Securities Exchange Act of 1934, as amended, and the regulations of the Commission thereunder, whose principal office is located at 55 Water Street, New York, New York 10041, until a successor Person shall have become the Clearing Agency.

         "Clearing Agency Participant": A broker, dealer, bank, other financial institution or other Person for whom from time to time the Clearing Agency effects book-entry transfers and pledges of securities deposited with the Clearing Agency.

         "Closing Date":  April 25, 1996.

         "Code":  The Internal Revenue Code of 1986, as amended.

         "Collection Account": The account or accounts created and maintained pursuant to Section 8.02, each of which shall be an Eligible Account.

         "Commission": The Securities and Exchange Commission, as from time to time constituted, created under the Securities Exchange Act of 1934, or if at any time such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties at such time under the Trust Indenture Act or similar legislation replacing the Trust Indenture Act.

         "Company": Fund America Investors Corporation II, a Delaware corporation and all successors thereto.

         "Corporate Trust Office": The principal corporate trust office of the Trustee located at 3 Park Plaza, 16th Floor, Irvine, California 92714, or at such other address as the Trustee may designate from time to time by notice to the Bondholders and the Issuer, or the principal corporate trust office of any successor Trustee.

         "Cumulative Bond Insurance Payments": As of any time of determination, (i) all Scheduled Payments previously made by the Bond Insurer under the Bond Insurance Policy plus (ii) any other amounts due to the Bond Insurer from the Issuer or Imperial Credit Mortgage Holdings, Inc, pursuant to the Insurance Agreement, plus (iii) interest payable to the Bond Insurer pursuant to Section 3.03(c) of the Insurance Agreement, minus (iv) the sum of
(x) all payments previously made to the Bond Insurer pursuant to Section 8.07 hereof as reimbursement for such amounts and (y) any payments made by the Bond Insurer attributable to the applicable Bond Insurer's Percentage of Excess Losses.

         "Cumulative Loss Amount": With respect to any Payment Date, a fraction, expressed as a percentage, equal to (i) the principal portion of all Realized Losses incurred with respect to the Mortgage Loans during all prior Prepayment Periods divided by (ii) the Cutoff Date Balance (as defined in the Pooling and Servicing Agreement).



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         "Current Principal Balance":  With respect to any Bond as of any date of determination, the original principal amount of such Bond, reduced by all prior payments, if any, made with respect to principal of such Bond.

         "Default": Any occurrence which is, or with notice or the lapse of time or both would become, an Event of Default.

         "Delinquency Ratio": With respect to a Due Period, a fraction, expressed as a percentage, equal to (i) the aggregate of the Stated Principal Balances of all Mortgage Loans that are 60 days or more delinquent (including Mortgage Loans in foreclosure and Mortgage Loans relating to REO Properties (as defined in the Pooling and Servicing Agreement)) as of the last day of such Due Period divided by (ii) the aggregate of the Stated Principal Balances of all of the Mortgage Loans as of such last day of such Due Period.

         "Deliver": When used with respect to the Non-Agency Certificate means physical delivery of such Non-Agency Certificate to the Trustee, endorsed to, or registered in the name of, the Trustee, and such additional or alternative procedures as may hereafter become appropriate to effect the complete transfer of ownership of the Non-Agency Certificate to the Trustee free and clear of any adverse claims, consistent with changes in applicable law or regulations or the interpretation thereof.

         "Deposit Trust Agreement": The Deposit Trust Agreement dated as of April 25, 1996, creating the Issuer between Wilmington Trust Company, as Owner Trustee, and the Depositor, as the same may be amended from time to time.

         "Depositor": Fund America Investors Corporation II.

         "Depository Institution": Any depository institution or trust company, including the Trustee, that (a) is incorporated under the laws of the United States of America or any State thereof, (b) is subject to supervision and examination by federal or state banking authorities and (c) has outstanding unsecured commercial paper or other short-term unsecured debt obligations that are rated A-1 by S&P and P-1 by Moody's (or comparable ratings if S&P and Moody's are not the Rating Agencies).

         "Distribution": Any proceeds of any sale or other disposition and any distributions of principal and interest with respect to the Non-Agency Certificate.

         "Distribution Date":  As defined in the Pooling and Servicing
Agreement.

         "Due Period": With respect to a Payment Date, the Due Period (as defined in the Pooling and Servicing Agreement) with respect to the related Non-Agency Certificate Distribution Date.

         "Eligible Account": Either (i) an account or accounts maintained with a federal or state chartered depository institution or trust company the short-term unsecured debt obligations of which are rated A-1 or better by S&P and P-1 or better by Moody's (or comparable ratings if S&P and Moody's are not the Rating Agencies) at the time any amounts are held in deposit therein, (ii) an account or accounts the deposits in which are fully insured by the FDIC or
(iii) a trust account or
accounts maintained in the corporate trust department with a federal or state chartered depository institution or trust company acting in its fiduciary capacity. Eligible Accounts may bear interest.

         "Event of Default":  As defined in Section 5.01.

         "Excess Available Funds": With respect to a Payment Date, the excess, if any, of (i) the Available Funds with respect to such Payment Date over (ii) the sum of the payments to be made from such Available Funds on such Payment Date pursuant to clauses first, second and third of Section 8.07(b).

         "Excess Losses": Excess Special Hazard Losses, Excess Fraud Losses, and Excess Bankruptcy Losses (each as defined in the Pooling and Servicing Agreement).

         "Excess Overcollateralization Amount": With respect to a Payment Date, the excess, if any, of (i) the Overcollateralization Amount with respect to such Payment Date over (ii) the Required Overcollateralization Amount with respect to such Payment Date.

         "Expenses":  As defined in Section 6.07.

         "FDIC": The Federal Deposit Insurance Corporation, or any successor thereto.

         "Grant": To grant, bargain, sell, warrant, alienate, remise, release, convey, assign, transfer, mortgage, pledge, create and grant a security interest in and right of set-off against, deposit, set over and confirm. A Grant of the Non-Agency Certificate or of any instrument shall include all rights, powers and options (but none of the obligations) of the Granting party thereunder, including, without limitation, the immediate and continuing right to claim for, collect, receive and give receipts for principal and interest payments in respect of such Non-Agency Certificate and all other moneys payable under such Non-Agency Certificate, to give and receive notices and other communications, to make waivers or other agreements, to exercise all rights and options, to bring Proceedings in the name of the Granting party or otherwise, and generally to do and receive anything which the Granting party is or may be entitled to do or receive thereunder or with respect thereto.

         "Holder":  See the definition of "Bondholder".

         "Indenture" or "this Indenture": This instrument as originally executed and, if from time to time supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof, as so supplemented or amended. All references in this instrument to designated "Articles," "Sections," "Subsections" and other subdivisions are to the designated Articles, Sections, Subsections and other subdivisions of this instrument as originally executed. The words "herein," "hereof," "hereunder" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section, Subsection and other subdivision.

         "Independent": When used with respect to any specified Person means such a Person who (1) is in fact independent of the Issuer and any other obligor upon the Bonds, (2) does not have any direct financial interest or any material indirect financial interest in the Issuer or in any such other obligor or in an Affiliate of the Issuer or such other obligor, and (3) is not connected with the Issuer or any such other obligor as an officer, employee, promoter, underwriter, trustee, partner, director or person performing similar functions. Whenever it is herein provided that any Independent Person's opinion or certificate shall be furnished to the Trustee, such Person shall be appointed by an Issuer Order and approved by the Trustee in the exercise of reasonable care and such opinion or certificate shall state that the signer has read this definition and that the signer is Independent within the meaning thereof.

         "Individual Bond": A hypothetical Bond of an initial principal amount equal to $1,000; a Bond of an original principal amount in excess of such denomination shall be deemed to be a number of individual Bonds equal to the quotient obtained by dividing such initial principal amount by such minimum denomination.

         "Insurance Agreement": The Insurance Agreement, dated as of April 1, 1996, between the Bond Insurer, the Depositor, Imperial Credit Mortgage Holdings, Inc. and the Issuer.

         "Interest Accrual Period": With respect to a Payment Date, the period beginning on the 25th day of the month immediately preceding the month in which such Payment Date occurs and ending on the 24th day of the month in which such Payment Date occurs.

         "Interest Determination Date": With respect to each Payment Date beginning with the Payment Date in June 1996, the second business day preceding the prior Payment Date. For purposes of this definition, "business day" means a day on which banks are open for dealing in foreign currency and exchange in London and New York City.

         "Interest Payment Amount": With respect to a Payment Date, the interest accrued on the Aggregate Current Principal Balance of the Bonds during the related Interest Accrual Period at the Bond Payment Rate with respect to such Payment Date, calculated on the basis of the actual number of days in such Interest Accrual Period and on a 360-day year.

         "Investment Company Act": The Investment Company Act of 1940, as amended.

         "Issuer": Fund America Investors Trust V, the trust created under the Deposit Trust Agreement.

         "Issuer Order" and "Issuer Request": A written order or request signed in the name of the Issuer by an Authorized Officer.

         "Management Agreement": The management agreement between the Issuer and the Manager dated the Closing Date.

         "Manager": Bankers Trust Company of California, N.A. or such successor Person as may become the manager under the terms of the Management Agreement.

         "Master Servicer": The master servicer under the Pooling and Servicing Agreement.

         "Maturity": With respect to any Bond, the earlier of the Stated Maturity thereof or the date on which the entire unpaid principal amount of such Bond becomes due and payable as therein provided, whether upon payment of the final installment of such principal or by declaration of acceleration or otherwise.

         "Maximum Bond Interest Rate": With respect to a Payment Date, a per annum rate equal to the weighted average of the Maximum Net Mortgage Rates on the then outstanding Mortgage Loans, calculated based on the actual number of days in the related Interest Accrual Period and on a 360-day year less the sum of (i) the Minimum Spread and (ii) the Trust Estate Expense Rate.

         "Maximum Net Mortgage Rate": With respect to a Mortgage Loan, the Net Mortgage Rate of such Mortgage Loan (which, in the case of an Adjustable Rate Mortgage Loan, as defined in the Pooling and Servicing Agreement, shall be computed based on the maximum Mortgage Rate that may be borne by such Mortgage Loan at any time over the life of such Mortgage Loan).

         "Minimum Spread":  0.50% per annum.

         "Moody's":  Moody's Investors Service, Inc.

         "Net Mortgage Rate": As defined in the Pooling and Servicing
Agreement.

         "New York Presenting Agent": Bankers Trust Company, having offices at Four Albany Street, New York, New York 10006, or any other agent of the Issuer appointed for the purposes set forth in the first sentence of Section 3.02.

         "Non-Agency Certificate": That certain mortgage pass-through certificate, designated as "No. 1," issued pursuant to the Pooling and Servicing Agreement (including any certificates issued upon exchange therefor).

         "Non-Agency Certificate Distribution Date": With respect to a Payment Date, the Distribution Date occurring in the month in which such Payment Date occurs.

         "Officer's Certificate":  A certificate signed by an Authorized
Officer.

         "One Month LIBOR": With respect to a Payment Date, the London interbank offered rate for one-month U.S. dollar deposits established on the related Interest Determination Date by the Trustee pursuant to Section 2.10.

         "Opinion of Counsel": A written opinion of counsel who may, except as otherwise expressly provided in this Indenture, be counsel for the Issuer or the Manager and who shall be reasonably satisfactory to the Trustee and the Bond Insurer.

         "Outstanding": As of the date of determination, all Bonds theretofore authenticated and delivered under this Indenture except:

                  (i)      Bonds theretofore canceled by the Bond Registrar;

                  (ii) Bonds or portions thereof for whose payment money in the necessary amount has been theretofore deposited with the Trustee or any Paying Agent (other than the Issuer) in trust for the Holders of such Bonds; and

                  (iii) Bonds in exchange for or in lieu of which other Bonds have been authenticated and recorded on the records of the Bond Registrar pursuant to this Indenture; or Bonds alleged to have been destroyed, lost or stolen for which replacement Bonds have been issued as provided for in Section 2.05, unless proof satisfactory to the Trustee is presented that any such Bonds are held by a bona fide purchaser;

provided, however, that in determining whether the Holders of the requisite percentage of the Aggregate Current Principal Balance of the Outstanding Bonds have given any request, demand, authorization, direction, notice, consent or waiver hereunder, Bonds owned by the Issuer or any Affiliate of the Issuer shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Bonds which the Trustee knows to be so owned shall be so disregarded. Bonds so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee's right so to act with respect to such Bonds and that the pledgee is not the Issuer or any Affiliate of the Issuer.

         "Overcollateralization Amount": With respect to any Payment Date, the excess, if any, of (i) the Aggregate Stated Principal Balance of the Mortgage Loans with respect to such Payment Date over (b) the Aggregate Current Principal Balance of the Bonds as of such Payment Date, as reduced by the Basic Principal Payment Amount with respect to such Payment Date.


         "Overcollateralization Deficiency Amount": With respect to any Payment Date, the excess, if any, of (a) the Required Overcollateralization Amount with respect to such Payment Date over (b) the Overcollateralization Amount with respect to such Payment Date prior to taking into account the payment of any related Overcollateralization Increase Amount with respect to such Payment Date.

         "Overcollateralization Increase Amount": With respect to any Payment Date, the lesser of (a) the Overcollateralization Deficiency Amount with respect to such Payment Date (after taking into account the payment of the Principal Payment Amount on such Payment Date (exclusive of the payment of any Overcollateralization Increase Amount with respect to such Payment Date) and
(b) the amount of Excess Available Funds with respect to such Payment Date.

         "Overcollateralization Reduction Amount": With respect to a Payment Date, an amount equal to the lesser of (x) the Excess Overcollateralization Amount with respect to such Payment Date and (y) the Basic Principal Payment Amount with respect to such Payment Date.

         "Owner Trustee": Wilmington Trust Company, not in its individual capacity, but solely as owner trustee under the Deposit Trust Agreement.

         "Owner Trustee Fee": The amount payable to the Owner Trustee on each Payment Date pursuant to Section 8.07 as compensation for all services rendered by it under the Deposit Trust Agreement which amount shall equal one twelfth of the product of (i) the Owner Trustee Fee Rate and (ii) the Aggregate Stated Principal Balance of the Mortgage Loans with respect to the prior Payment Date.

         "Owner Trustee Fee Rate":  0.0015% per annum.

         "Ownership Interest": As to the Bonds, any ownership interest therein, including an interest as the Holder or beneficial owner thereof and any other interest therein, whether direct or indirect, legal or beneficial.

         "Paying Agent": The Trustee or any other depository institution or trust company that is authorized by the Issuer pursuant to Section 3.03 to pay the principal of any Bonds on behalf of the Issuer.

         "Payment Date": The twenty-fifth (25th) day of each calendar month, or if such day is not a Business Day, the following next succeeding Day, beginning in May 1996.

         "Person" or "person": Any individual, corporation, partnership, joint venture, association, joint stock company, trust (including any beneficiary thereof), unincorporated organization or government or any agency or political subdivision thereof.

         "Policy Payments Account": The Eligible Account established and maintained by the Trustee pursuant to Section 8.08.

         "Pooling and Servicing Agreement": That certain Pooling and Servicing Agreement, dated as of April 1, 1996, between the Company, the Master Servicer, and the Pooling Trustee.

         "Pooling Trustee": Bankers Trust Company of California, N.A., as the trustee under the Pooling and Servicing Agreement.

         "Predecessor Bonds": With respect to any particular Bond, every previous Bond evidencing all or a portion of the same debt as that evidenced by such particular Bond.

         "Prepayment Period": With respect to a Payment Date, the Prepayment Period (as defined in the Pooling and Servicing Agreement) with respect to the related Non-Agency Certificate Distribution Date.

         "Principal Payment Amount": With respect to a Payment Date, the Basic Principal Payment with respect to such Payment Date, less any Overcollateralization Reduction Amount with respect to such Payment Date; provided, however, the Principal Payment Amount with respect to the Payment Date that is the Stated Maturity, and with respect to the first Payment Date following any acceleration of the Bonds following an Event of Default pursuant to Section 5.02, shall be the amount necessary to reduce the Current Principal Balance of the Bonds to zero, and in no event shall the Principal Payment Amount with respect to any Payment Date be greater than the Aggregate Current Principal Balance of the Bonds immediately prior to such Payment Date.

         "Proceeding": Any suit in equity, action at law or other judicial or administrative Proceeding.

         "Rating Agency":  Each of S&P and Moody's and any successors thereto.

         "Realized Loss:" As defined in the Pooling and Servicing Agreement.

         "Record Date": With respect to a Payment Date or a Redemption Date, the close of business on the last day of the calendar month preceding the month in which such Payment Date or Redemption Date occurs.

         "Redemption Date": Any date on which the Bonds are being redeemed pursuant to Section 10.01.

         "Redemption Price": With respect to a Bond to be redeemed, an amount equal to 100% of the Current Principal Balance of the Bond to be so redeemed plus any accrued and unpaid interest thereon, including any Basis Risk Shortfall and Unpaid Basis Risk Shortfall.

         "Reference Banks": Leading banks selected by the Trustee which are engaged in transactions in Eurodollar deposits in the international Eurocurrency market (i) with an established place of business in London, (ii) whose quotations appear on the Reuters Screen LIBO Page on the relevant Interest Determination Date, (iii) which have been designated as such by the Trustee and (iv) not controlling, under the control of or under common control with the Issuer or any Affiliate thereof.

         "Required Overcollateralization Amount": With respect to each Payment Date through the Payment Date in April 1999, and provided that no Step-Up Condition exists with respect to such Payment Date, the Required Overcollateralization Amount shall be an amount equal to 1.75% of the Aggregate Stated Principal Balance of the Mortgage Loans as of the Cutoff Date; with respect to each Payment Date thereafter, provided that a Step-Down Condition exists with respect to such Payment Date and no Step-Up Condition exists with respect to such Payment Date specified in the Indenture, the Required Overcollateralization Amount will be permitted to decrease or "step down" to an amount equal to the greater of (x) 3.5% of the Aggregate Stated Principal Balance of the Mortgage Loans as of the applicable Payment Date, and (y) 0.50% of the Aggregate Stated Principal Balance of the Mortgage Loans as of the Cutoff Date (the "Stepped-Down Required Overcollateralization Amount" with respect to such Payment Date); provided, however, that (i) on the first Payment Date on which the Required Overcollateralization Amount is permitted to step down, the amount of such step down shall be an amount equal to 1/6th of the difference between the Overcollateralization Amount with respect to such Payment Date and the Stepped-Down Required Overcollateralization Amount with respect to such Payment Date, (ii) on the second Payment Date on which the Required Overcollateralization Amount is permitted to step down, the amount of such step down shall be an amount equal to 2/6th of the difference between the Overcollateralization Amount with respect to such Payment Date and the Stepped-Down Required Overcollateralization Amount with respect to such Payment Date, (iii) on the third Payment Date on which the Required

Overcollateralization Amount is permitted to step down, the amount of such step down shall be an amount equal to 3/6th of the difference between the Overcollateralization Amount with respect to such Payment Date and the Stepped-Down Required Overcollateralization Amount with respect to such Payment Date, (iv) on the fourth Payment Date on which the Required Overcollateralization Amount is permitted to step down, the amount of such step down shall be an amount equal to 4/6th of the difference between the Overcollateralization Amount with respect to such Payment Date and the Stepped-Down Required Overcollateralization Amount with respect to such Payment Date, (v) on the fifth Payment Date on which the Required Overcollateralization Amount is permitted to step down, the amount of such step down shall be an amount equal to 5/6th of the difference between the Overcollateralization Amount with respect to such Payment Date and the Stepped-Down Required Overcollateralization Amount with respect to such Payment Date, and (vi) on the sixth Payment Date on which the Required Overcollateralization Amount is permitted to step down, the amount of such step down shall be an amount equal to 6/6th of the difference between the Overcollateralization Amount with respect to such Payment Date and the Stepped-Down Required Overcollateralization Amount with respect to such Payment Date. With respect to each Payment Date for which a Step-Up Condition exists, the Required Overcollateralization Amount shall be the amount required to result in all Excess Available Funds with respect to such Payment Date being applied as an Overcollateralization Increase Amount on such Payment Date.

         "Reserve Interest Rate": With respect to an Interest Determination Date, the rate per annum that the Trustee determines to be either (i) the arithmetic mean (rounded upwards if necessary to the nearest whole multiple of 0.0625%) of the one-month U.S. dollar lending rates which New York City banks selected by the Trustee are quoting on the relevant Interest Determination Date to the principal London offices of leading banks in the London interbank market or, in the event that the Trustee can determine no such arithmetic mean, (ii) the lowest one-month U.S. dollar lending rate which New York City banks selected by the Trustee are quoting on such Interest Determination Date to leading European banks.

         "Responsible Officer": When used with respect to the Trustee, any officer or assistant officer assigned to and working in its corporate trust department or similar group administering the trust hereunder and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his or her knowledge of and familiarity with the particular subject.

         "Reuter Screen LIBO Page": The display designated as page "LIBO" on the Reuter Monitor Money Rates Service (or such other page as may replace the LIBO page on that service for the purpose of displaying London interbank offered rates of major banks).

         "Rolling 60 Day Delinquency Rate": With respect to a Payment Date, a number, expressed as a percentage, equal to the average of the Delinquency Ratios for each of the three (or one and two, in the case of the first and second Payment Dates) immediately preceding Due Periods.

         "Rolling Twelve Month Loss Amount": With respect to a Payment Date, an amount equal to a fraction, expressed as a percentage (i) in the case of each Payment Date prior to the Payment Date in April 1997, equal to (x) the aggregate of the principal portions all Realized Losses incurred with respect to the Mortgage Loans during all Prepayment Periods through the Prepayment Period with respect to such Payment Date divided by (y) the Aggregate Stated Principal Balance of the Mortgage Loans as of the Cutoff Date or (ii) in the case of each other Payment Date, equal to (x) the aggregate of principal portions of all Realized Losses incurred with respect to the Mortgage Loans during the twelve preceding Prepayment Periods through the Prepayment Period with respect to such Payment Date divided by (y) the Aggregate Stated Principal Balance of the Mortgage Loans with respect to the thirteenth preceding Payment Date.

         "S&P": Standard & Poor's Ratings Services or its successor in interest.

         "Sale":  As defined in Section 5.18.

         "Scheduled Payments": With respect to a Payment Date, without duplication (i) the applicable Bond Insurer's Percentage of any Excess Losses incurred with respect to the Mortgage Loans during the related Prepayment Period and (ii) the excess, if any of (a) the sum of the Interest Payment Amount and the Principal Payment Amount with respect to such Payment Date over
(b) the Available Funds with respect to such Payment Date.

         "Securities Act":  The Securities Act of 1933, as amended.

         "Stated Maturity":  The Payment Date in April 2026.

         "Stated Principal Balance": With respect to a Mortgage Loan, as defined in the Pooling and Servicing Agreement, giving effect to the Distribution made on the Non-Agency Certificate on the relate Non-Agency Certificate Distribution Date.

         "Step-Down Condition": A Step-Down Condition will exist on a Payment Date if: (i) the Rolling 60 Day Delinquency Rate with respect to such Payment Date does not exceed 6%; (ii) the Cumulative Loss Amount with respect to such Payment Date does not exceed the applicable Step-Down Cumulative Loss Amount; and (iii) the Rolling Twelve Month Loss Amount with respect to such Payment Date does not exceed 1.25%.

         "Step-Down Cumulative Loss Amount": With respect to any Payment Date occurring (i) after the 36th Payment Date and on or prior to the 47th Payment Date, 1.00%; (ii) on and after the 48th Payment Date and on or prior to the 59th Payment Date, 1.25%; (iii) on and after the sixtieth Payment Date and on or prior to the 71st Payment Date, 1.75%; and on and after the 72nd Payment Date, 2.25%.

         "Step-Up Condition": A Step-Up Condition will exist on a Payment Date if (i) the Rolling 60 Day Delinquency Rate exceeds 8%; (ii) the Cumulative Loss Amount with respect to such Payment Date exceeds the applicable Step-Up Cumulative Loss Amount; (iii) the Rolling Twelve Month Loss Amount with respect to such Payment Date is equal to or greater than 1.75%; or (iv) an Event of Default has occurred and is continuing.

         "Step-Up Cumulative Loss Amount": With respect to any Payment date occurring (i) up to and including the 12th Payment Date, 0.75%; (ii) on and after the 13th Payment Date and on or prior to the 24th Payment Date, 1.25%;
(iii) on and after the 25th Payment Date and on or prior to the 36th

Payment Date, 1.75%; (iv) on and after the 37th Payment Date and on or prior to the 48th Payment Date, 2.25%; (v) on and after the 49th Payment Date and on or prior to the 60th Payment Date, 2.75%; and on and after the 61st Payment Date, 3.25%.

         "Trust Certificates": The certificates representing the beneficial interests in the Issuer.

         "Trust Estate": All money, instruments and property granted to the Trustee hereunder.

         "Trust Estate Expense Rate": 0.1515% per annum (the sum of the Trustee Fee Rate, the Owner Trustee Fee Rate, and the Bond Insurer Premium
Rate).

         "Trust Fund":  As defined in the Pooling and Servicing Agreement.

         "Trust Indenture Act" or "TIA": The Trust Indenture Act of 1939, as amended, as in force on the Closing Date unless otherwise specifically provided.

         "Trustee": Bankers Trust Company of California, N.A., a national banking association, as trustee, until a successor Person shall have become the Trustee pursuant to the applicable provisions of this Indenture, and thereafter "Trustee" shall mean such successor Person. To the extent set forth herein, certain responsibilities of the Trustee may be performed by an agent or bailee.

         "Trustee Fee": The amount payable to the Trustee on each Payment Date pursuant to Section 8.07 as compensation for all services rendered by it in the execution of the trust hereby created and in the exercise and performance of any of the powers and duties of the Trustee hereunder, which amount shall equal one twelfth of the product of (i) the Trustee Fee Rate and (ii) the Aggregate Stated Principal Balance of the Mortgage Loans with respect to the prior Payment Date, plus any other amounts due to the Trustee pursuant to Section 6.07.

         " Trustee Fee Rate":  0.01% per annum.

         "UCC": The Uniform Commercial Code as in effect in the applicable jurisdiction.

         "Unpaid Basis Risk Shortfall": With respect to a Payment Date, the aggregate of the unpaid Basis Risk Shortfalls, if any, with respect to each prior Payment Date, together with interest on each unpaid Basis Risk Shortfall at the Bond Interest Rate applicable from time to time until paid.

                                  ARTICLE II
                                  THE BONDS

         SECTION 2.01. Designation, Stated Maturity and Denominations; Book Entry and Definitive Bonds.

         The Bonds shall be designated the Fund America Investors Trust V Collateralized Mortgage Obligations, Series 1996A, Class A Bonds. The aggregate original principal amount of the Bonds that may be authenticated and delivered under this Indenture is limited to $296,300,000 except for

Bonds authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Bonds pursuant hereto.

         The Bonds shall be issuable in minimum denominations of $5,000 and increments of $1,000 in excess thereof (except that one Bond may be issued in a different amount to include any remainder).

         The Bonds shall be represented by a single certificate in the original aggregate principal amount of the Bonds and shall be registered in the name of a nominee of the Clearing Agency. No Beneficial Owner acquiring an interest in any Bond shall be entitled to receive a certificate, except in the event that fully-registered certificated Bonds are issued to Beneficial Owners under the circumstances set forth in this Section 2.01 below. Except as provided below, the rights of Beneficial Owners shall be exercised only through the Clearing Agency and the Clearing Agency Participants.

         The Bonds shall be issued in definitive, fully registered form to the Beneficial Owners thereof or their nominees only in the event that (A) the Clearing Agency or the Issuer expressly advises the Trustee in writing that the Clearing Agency is no longer willing or able property to discharge its responsibilities as a clearing corporation with respect to the Bonds and the Issuer and Trustee are then unable to engage a qualified successor, or (B) after the occurrence of an Event of Default and while such Event of Default is continuing, Beneficial Owners owning a majority of the aggregate outstanding principal of the Bonds advise the Clearing Agency through Clearing Agency Participants, and the Clearing Agency subsequently advises the Trustee in writing, that the continuation of a book-entry system through the Clearing Agency is no longer in the best interest of such Beneficial Owners. Upon the occurrence of any event described in the immediately preceding sentence, the Clearing Agency shall be required to notify all Clearing Agency participants of the availability through the Clearing Agency of definitive certificates in respect of the Bonds. Upon surrender by the Clearing Agency of the single certificate representing the Bonds and instructions to the Bond Registrar from the Clearing Agency for registration of the definitive certificates and the Issuer's execution and delivery to the Trustee or the Authenticating Agent of appropriate definitive certificates, the Owner Trustee shall, on behalf of the Issuer, execute and the Authenticating Agent shall authenticate the entire principal amount of such Bonds then outstanding in definitive certificates and thereafter the Trustee, the Bond Registrar and the Paying Agent shall recognize the Holders of such definitive certificates as Holders under this Indenture. None of the Issuer, the Trustee, the Bond Registrar and the Owner Trustee shall be liable for any delay in delivery of such instructions and certificates and may conclusively rely on and shall be protected in relying on such instructions.

         All principal of the Bonds, if not previously paid, will become due and payable at the Stated Maturity.

         SECTION 2.02.   Forms Generally.

         Any certificate representing an interest in a Bond and the Trustee's certificate of authentication shall be in substantially the form attached hereto as the Exhibit A, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture or as may in the Issuer's judgment, evidenced by its delivery of such Bonds to the Trustee or the Authenticating Agent for authentication, be necessary, appropriate or convenient to permit the Bonds to be issued and sold to non-United States Persons, to establish entitlement to an exemption from United States withholding tax or reporting requirements with respect to payments on the Bonds, or to comply, or facilitate compliance, with other applicable laws, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may, consistent herewith, be determined by the officers executing such Bonds to be appropriate, as evidenced by their execution thereof. Any portion of the text of a certificate representing an interest in the Bonds may be set forth on the reverse thereof with an appropriate reference on the face of the certificate.

         Any definitive Bond certificate shall be typewritten, printed, lithographed or engraved or produced by any combination of these methods on steel engraved borders or may be produced in any other manner, all as determined by the officers executing such certificate as evidenced by their execution thereof.

         SECTION 2.03.     Execution, Authentication Delivery and Dating.

         Any certificate representing an interest in the Bonds shall be executed on behalf of the Issuer by one of the Authorized Officers of the Owner Trustee or by the Manager which may be in manual or facsimile form and be imprinted or otherwise reproduced thereon.

         Any certificate representing an interest in the Bonds and bearing the manual or facsimile signature of individuals who were at any time the proper officers of the Owner Trustee or the Manager shall bind the Issuer, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such certificate or did not hold such offices at the date of such authentication and delivery.

         The Bonds that are authenticated and delivered by the Trustee to or upon the order of the Issuer on the Closing Date for the Bonds shall be dated April 25, 1996. All other Bonds that are authenticated after the Closing Date for any other purpose under the indenture shall be dated the date of their authentication.

         No Bond shall be entitled to any benefit under the Indenture or be valid or obligatory for any purpose, unless there appears on such Bond a certificate of authentication substantially in the form provided for herein executed by the Trustee or the Authenticating Agent by the manual signature of one of its authorized signatories, and such certificate upon any Bond shall be conclusive evidence, and the only evidence, that such Bond has been duly authenticated and delivered hereunder.

         SECTION 2.04.     Registration; Registration of Transfer and Exchange.

         The Issuer shall cause to be kept a register (the "Bond Register") in which, subject to such reasonable regulations as it may prescribe, the Issuer shall provide for the registration of Bonds and the registration of transfers of Bonds. The Trustee is hereby initially appointed "Bond Registrar" for the purpose of registering Bonds and transfers of Bonds as herein provided. Upon any resignation of any Bond Registrar appointed by the Issuer, the Issuer shall promptly appoint a successor or, in the absence of such appointment, shall assume the duties of Bond Registrar.

         Each Authenticating Agent, unless it is appointed Bond Registrar, and the Trustee, if it is not the Bond Registrar, shall be a co-Bond Registrar.
The Issuer shall cause each co-Bond Registrar to furnish the Bond Registrar promptly after each authentication of a Bond by it appropriate information with respect thereto for entry by the Bond Registrar into the Bond Register. If the Trustee shall at any time not be authorized to keep and maintain the Bond Register, the Trustee shall have the right to inspect such Bond Register at all reasonable times and to rely conclusively upon a certificate of the Person in charge of the Bond Register as to the names and addresses of the Holders of the Bonds and the principal amounts and numbers of such Bonds so held.

         Upon surrender for registration of transfer of, or presentation of a written instrument of transfer for, a Bond at the office or agency of the Issuer to be maintained as provided in Section 3.02, the Issuer shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Bonds of any authorized denominations, and of a like aggregate initial Current Principal Balance.

         At the option of the Holder, Bonds may be exchanged for other Bonds of any authorized denominations, and of a like aggregate initial principal amount, upon surrender of the Bonds to be exchanged at such office or agency.

         All Bonds issued upon any registration of transfer or exchange of Bonds shall be the valid obligations of the Issuer, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Bonds surrendered upon such registration of transfer or exchange.

         The transfer of every Bond presented or surrendered for registration of transfer or exchange shall be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Trustee duly executed, by the Holder thereof or his attorney duly authorized in writing, with such signature guaranteed by a member of a signature guarantee medallion program.

         No service charge shall be made for any registration of transfer or exchange of Bonds, but the Issuer or the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge as may be imposed in connection with any registration of transfer or exchange of Bonds, other than exchanges pursuant to Section 2.05 not involving any transfer.

         SECTION 2.05.      Mutilated, Destroyed, Lost or Stolen Bonds.

         If (1) any mutilated Bond is surrendered to the Trustee or the Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Bond, and (2) there is delivered to the Trustee such security or indemnity as may be required by it to save each of the Issuer and the Trustee harmless, then, in the absence of notice to the Issuer or the Trustee that such Bond has been acquired by a bona fide purchaser, the Issuer shall execute and upon its request the Trustee shall authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Bond, a new Bond or Bonds of the tenor and aggregate initial principal amount bearing a number not contemporaneously outstanding; provided, however, that if any such mutilated, destroyed, lost or stolen Bond shall have become or shall be about to become due and payable, instead of issuing a new Bond, the Issuer may pay such Bond without surrender thereof, except that any mutilated Bond shall be surrendered. If, after the delivery of such new Bond or payment of a destroyed, lost or stolen Bond pursuant to the proviso to the preceding sentence, a bona fide purchaser of the original Bond in lieu of which such new Bond was issued presents for payment such original Bond, the Issuer and the Trustee shall be entitled to recover such new Bond (or such payment) from the Person to whom it was delivered or any Person taking such new Bond from such Person, except a bona fide purchaser, and shall be entitled to recover upon the security or indemnity provided therefor to the extent of any loss, damage, cost or expenses incurred by the Issuer or the Trustee in connection therewith.

         Upon the issuance of any new Bond under this Section, the Issuer or the Trustee may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other reasonable expenses (including the fees and expenses of the Trustee) connected therewith.

         Every new Bond issued pursuant to this Section in lieu of any destroyed, lost or stolen Bond shall constitute an original additional contractual obligation of the Issuer, whether or not the destroyed, lost or stolen Bond shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Bonds duty issued hereunder.

         The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Bonds.

         SECTION 2.06.     Payments of Principal and Interest.

         (a) Any payment of principal or interest payable on any Bond which is punctually paid on the applicable Payment Date shall be paid to the Person in whose name such Bond (or one or more Predecessor Bonds) is registered at the close of business on the Record Date for such Payment Date or Redemption Date by check mailed to such Person's address as it appears in the Bond Register on such Record Date, except for the final payment of principal payable with respect to such Bond, which shall be payable as provided in subsection (b) of this Section 2.06. Notwithstanding the foregoing, upon written request at least 5 Business Days prior to the related Record Date with appropriate instructions by a Holder of a Bond the Current Principal Balance of which is at least $1,000,000, any payment of principal or interest, other than the final payment of principal or interest, shall be made by wire transfer to an account in the United States designated by such Holder.

         (b) All reductions in the principal amount of a Bond (or one or more Predecessor Bonds) effected by payments of principal made on any Payment Date shall be binding upon all Holders of such Bond and of any Bond issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof, whether or not such payment is noted on such Bond. The final payment of principal of the Bonds shall be payable only upon presentation and surrender thereof on or after the Payment Date therefor at the Corporate Trust Office or the New York Presenting Agent.

         Whenever, on the basis of Distributions on the Non-Agency Certificate expected to be received on a Non-Agency Certificate Distribution Date, the Trustee expects that the entire remaining unpaid principal amount of the Bonds will become due and payable on the next Payment Date, it shall, no later than the fifth day after the Record Date that would otherwise be applicable to such Payment Date, mail or cause to be mailed to the Person in whose name the certificate representing such Bonds is registered at the close of business on such otherwise applicable Record Date a notice to the effect that:

                  (i) the Trustee expects that funds sufficient to pay such final payment will be available in the Collection Account on such Payment Date, and

                  (ii) if such funds are available, (A) such final payment will be payable on such Payment Date only upon presentation and surrender of such certificate at the office specified in such notice and (B) no interest shall accrue on such bonds after such Payment Date.

         (c) Subject to the foregoing provisions of this Section, each Bond delivered under this Indenture, upon registration of transfer of or in exchange for or in lieu of any other Bond shall carry the rights to unpaid principal and interest that were carried by such other Bond.

         SECTION 2.07.    Persons Deemed Owners.

         Prior to due presentment for registration of transfer of any Bond, the Issuer, the Trustee, any Agent and any agent of the Issuer or the Trustee may treat the Person in whose name any Bond is registered on the Bond Register as the owner of such Bond (a) on the applicable Record Date for the purpose of making payments of the principal and interest of such Bond and (b) on any other date for all other purposes whatsoever, whether or not such Bond be overdue, and neither the Issuer, the Trustee, any Agent nor any such agent of the Issuer or the Trustee shall be affected by notice to the contrary.

         SECTION 2.08.    Cancellation.

         Notice of the surrender for payment, registration of transfer or exchange of any Bond shall, if surrendered to any Person other than the Trustee, be delivered to the Trustee and such Bond shall be promptly canceled by the Trustee. The Issuer may at any time deliver to the Trustee for cancellation any Bond previously authenticated and delivered hereunder which the Issuer may have acquired in any manner whatsoever, and all Bonds so delivered shall be promptly canceled by the Trustee. No Bonds shall be authenticated in lieu of or in exchange for any Bonds canceled as provided in this Section, except as expressly permitted by this Indenture. All canceled Bonds held by the Trustee shall be held by the Trustee in accordance with standard retention policy, unless the Issuer shall direct by an Issuer Order that they be destroyed or returned to it.

         SECTION 2.09.    Authentication of Bonds.

         The Bonds may be authenticated by the Trustee, upon Issuer Request and upon receipt by the Trustee of the following:

         (a) An Issuer Order authorizing the execution and authentication of such Bonds by the Issuer.

         (b) The Non-Agency Certificate, which shall be delivered to the Trustee.

         (c)      An executed counterpart of the Deposit Trust Agreement.

         (d) Opinions of Counsel addressed to the Trustee to the effect that:

                  (i) all instruments furnished to the Trustee as conditions precedent to the authentication of the Bonds by the Trustee pursuant to the Indenture conform to the requirements of this Indenture and constitute all the documents required to be delivered hereunder for the Trustee to authenticate the Bonds;

                  (ii) all conditions precedent provided for in this Indenture relating to the authentication of the Bonds have been complied with;

                  (iii) the Owner Trustee has power and authority to execute, deliver and perform the Deposit Trust Agreement, the Indenture and the Bonds;

                  (iv) the Issuer has been duly formed is validly existing as a business trust under the laws of the State of Delaware, 12 Del.
         C. # 3801, et seq., and has power, authority and legal right to execute and deliver this Indenture and the Administration Agreement;

                  (v) assuming due authorization, execution and delivery thereof by the Trustee, the Indenture is the valid, legal and binding obligation of the Issuer, enforceable in accordance with its terms, subject to bankruptcy, insolvency, reorganization, arrangement, moratorium, fraudulent or preferential conveyance and other similar laws of general application affecting the rights of creditors generally and to general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law);

                  (vi) the Bonds, when executed and authenticated as provided herein and delivered against payment therefor, will be the valid, legal and binding obligations of the Issuer pursuant to the terms of this Indenture, entitled to the benefits of this Indenture, and will be enforceable in accordance with their terms, subject to bankruptcy, insolvency, reorganization, arrangement, moratorium, fraudulent or preferential conveyance and other similar laws of general application affecting the rights of creditors generally and to general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law);

                  (vii) the Deposit Trust Agreement authorizes the Issuer to Grant the Non-Agency Certificate to the Trustee as security for the Bonds and the Owner Trustee has taken all necessary action under the Deposit Trust Agreement to Grant the Non-Agency Certificate to the Trustee;

                  (viii) this Indenture has been duly qualified under the Trust Indenture Act of 1939;

                  (ix) this Indenture, together with the Grant of the Trust Estate to the Trustee, creates a valid security interest in the Trust Estate in favor of the Trustee for the benefit of the Holders of the Bonds;

                  (x) such action has been taken with respect to delivery of possession of the Trust Estate, and with respect to the execution and filing of this Indenture and any financing statements as are necessary to make effective and to perfect a first priority security interest created by this Indenture in the Trust Estate in favor of the Trustee, except that with respect to the Non-Agency Certificate, possession of such Non-Agency Certificate must be maintained by the Trustee or an agent of the Trustee (other than the Issuer, an affiliate of the Issuer, or a "securities intermediacy," as defined in Section 8.102 of the UCC, an agent of the Trustee; and

                  (xi) no authorization, approval or consent of any governmental body having jurisdiction in the premises which has not been obtained by the Issuer is required to be obtained by the Issuer for the valid issuance and delivery of the Bonds, except that no opinion need be expressed with respect to any such authorizations, approvals or consents as may be required under any state securities "blue sky" laws.

         (e)      An Officer's Certificate complying with the requirements of
Section 11.01 and stating that:

                  (i) the Issuer is not in Default under this Indenture and the issuance of the Bonds applied for will not result in any breach of any of the terms, conditions or provisions of, or constitute a default under, the Deposit Trust Agreement, any indenture, mortgage, deed of trust or other agreement or instrument to which the Issuer is a party or by which it is bound, or any order of any court or administrative agency entered in any proceeding to which the Issuer is a party or by which it may be bound or to which it may be subject, and that all conditions precedent provided in this Indenture relating to the authentication and delivery of the Bonds applied for have been complied with;

                  (ii) the Issuer is the owner of all the Non-Agency Certificate, has not assigned any interest or participation in the Non-Agency Certificate (or, if any such interest or participation has been assigned, it has been released) and has the right to Grant all the Non-Agency Certificate to the Trustee;

                  (iii) the Issuer has (A) Granted to the Trustee all of its right, title, and interest in the Non-Agency Certificate, and has Delivered or caused the same to be Delivered to the Trustee; and (B) relying upon a certificate of the Depositor, has effected the registration of the Non-Agency Certificate in the name of the Trustee or a Qualified Nominee of the Trustee;

                  (iv) attached thereto are true and correct copies of letters signed by Moody's and S&P confirming that the Bonds have been rated "Aaa" and "AAAr" by Moody's and S&P, respectively; and

                  (v) all conditions precedent provided for in this Indenture relating to the authentication of the Bonds have been complied with.

         (f)      A fair value certificate from an Independent Person.

         SECTION 2.10.     Calculation of One Month LIBOR.

         (a) On each Interest Determination Date, One Month LIBOR for the related Due Period will be established by the Trustee as follows:

                  (i) If on such Interest Determination Date two or more Reference Banks provide such offered quotations, One Month LIBOR for the related Interest Accrual Period shall be the arithmetic mean of such offered quotations (rounded upwards if necessary to the nearest whole multiple of 0.0625%).

                  (ii) If on such Interest Determination Date fewer than two Reference Banks provide such offered quotations, One Month LIBOR for the related Interest Accrual Period shall be the higher of (x) One Month LIBOR as determined on the previous Interest Determination Date and (y) the Reserve Interest Rate with respect to such Interest Determination Date.

         (b) The establishment of One Month LIBOR on each Interest Determination Date by the Trustee and the Trustee's calculation of the Bond Interest Rate for the second following Payment Date shall (in the absence of manifest error) be final and binding.

                                 ARTICLE III
                                  COVENANTS

         SECTION 3.01.     Payment of Bonds; Non-Recourse Obligations.

         The principal and interest on the Bonds shall be paid in accordance with the terms of such Bonds and this Indenture. The Bonds shall be non-recourse obligations of the Issuer and shall be limited in right of payment to amounts available from the Trust Estate and the Bond Insurance Policy as provided in this Indenture. The Issuer shall not otherwise be liable for payments on the Bonds. If any other provision of this Indenture shall be deemed to conflict with the provisions of this Section 3.01, the provisions of this Section 3.01 shall control.

         SECTION 3.02.     Maintenance of Office or Agency.

         The Issuer will maintain in the Borough of Manhattan, the City of New York, the State of New York an office or agency where any certificate representing an interest in the Bonds may be presented or surrendered for payment or may be surrendered for registration of transfer or exchange, and where notices and demands to or upon the Issuer with respect to the Bonds and this Indenture may be served and hereby appoints the New York Presenting Agent to serve as such office or agency. The Issuer will give prompt written notice to the Trustee and the Holders of the Bonds of the location and any change in the location, of such office or agency. Such presentations, surrenders, notices and demands also may be made at the Corporate Trust Office and the Issuer hereby appoints the Trustee as its agent to receive such documents.

         The Issuer may also from time to time designate one or more other offices or agencies (in or outside the City of New York) where any certificate representing an interest in the Bonds may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that (i) no such designation or rescission shall in any manner relieve the Issuer of its obligation to maintain an office or agency in the Borough of Manhattan, the City of New York, the State of New York for the purposes set forth in the preceding paragraph and (ii) any designation of an office or agency for payment of Bonds shall be subject to Section 3.03. The Issuer will give prompt written notice to the Trustee and the Holders of the Bonds of any such designation or rescission and of any change in the location of any such other office or agency.

         SECTION 3.03.    Money for Bond Payments to Be Held in Trust.

         All payments of amounts due and payable with respect to any Bonds which are to be made pursuant to Section 8.07 or Section 5.08 shall be made by the Trustee or by a Paying Agent, and no amounts so withdrawn from the Collection Account for payments of Bonds shall be paid over to the Issuer under any circumstances except as provided in this Section 3.03, Section 5.08 or
Section 8.07.

         When the Issuer shall have a Paying Agent that is not also the Bond Registrar, it shall furnish, or cause the Bond Registrar to furnish, no later than the fifth calendar day after each Record Date, a list, in such form as such Paying Agent may reasonably require, of the names and addresses of the Holders of Bonds and of the aggregate principal amount of the Bonds held by each such Holder.

         Whenever the Issuer shall have a Paying Agent other than the Trustee, it will, on or before the Business Day next preceding each Payment Date and Redemption Date, direct the Trustee to deposit with such Paying Agent an aggregate sum sufficient to pay the amounts then becoming due on the Bonds (to the extent funds are then available for such purpose in the Collection Account), such sum to be held in trust for the benefit of the Persons entitled thereto. Any moneys deposited with a Paying Agent in excess of an amount sufficient to pay the amounts then becoming due on the, Bonds with respect to which such deposit was made shall, upon Issuer Order, be paid over by such Paying Agent to the Trustee for application in accordance with Article VIII.

         Any Paying Agent shall be appointed by Issuer Order with written notice thereof to the Trustee. Any Paying Agent appointed by the Issuer shall be a Person who would be eligible to be Trustee hereunder as provided in
Section 6.08. The Issuer shall not appoint any Paying Agent (other than the Trustee) which is not, at the time of such appointment, a Depository Institution. The Issuer will cause each Paying Agent other than the Trustee to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee (and if the Trustee acts as Paying Agent, it hereby so agrees), subject to the provisions of this Section, that such Paying Agent will:

                  (1) allocate all sums received for payment to the Holders of Bonds on each Payment Date (including a Redemption Date) among such Holders in the proportion specified in the applicable Payment Date Statement to the extent permitted by applicable law;

                  (2) hold all sums held by it for the payment of amounts due with respect to the Bonds in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided and pay such sums to such Persons as herein provided;

                  (3) if such Paying Agent is not the Trustee, immediately resign as a Paying Agent and forthwith pay to the Trustee all sums held by it in trust for the payment of Bonds if at any time it ceases to meet the standards set forth above required to be met by a Paying Agent at the time of its appointment;

                  (4) if such Paying Agent is not the Trustee, give the Trustee notice of any Default by the Issuer in the making of any payment required to be made with respect to the Bonds;

                  (5) if such Paying Agent is not the Trustee, at any time during the continuance of any such Default, upon the written request of the Trustee, forthwith pay to the Trustee all sums so held in trust by such Paying Agent; and

                  (6) comply with all requirements of the Internal Revenue Code of 1986, as amended (or any successor or amendatory statutes), and all regulations thereunder, with respect to the withholding from any payments made by it on any Bonds of any applicable withholding taxes imposed thereon and with respect to any applicable reporting requirements in connection therewith; provided, however, that with respect to withholding and reporting requirements applicable to original issue discount (if any) on the Bonds, the Issuer shall have first provided the calculations pertaining thereto to the Trustee.

         The Issuer may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, by Issuer Order direct any Paying Agent, if other than the Trustee, to pay to the Trustee all sums held in trust by such Paying Agent, such sums to be held by the Trustee upon the same trusts as those upon which such sums were held by such Paying Agent; and upon such payment by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such money.

         Except as required by applicable escheat, abandoned property or other applicable laws, any money held by the Trustee or any Paying Agent in trust for the payment of any amount due with respect to any Bond and remaining unclaimed for two years after such amount has become due and payable to the Holder of such Bond shall be discharged from such trust and paid to the Issuer; and the Holder of such Bond shall thereafter, as an unsecured general creditor, look only to the Issuer for payment thereof (but only to the extent of the amounts so paid the Issuer), and all liability of the Trustee or such Paying Agent with respect to such trust money shall thereupon cease. The Trustee may adopt and employ, at the expense of the Issuer, any reasonable means of notification of such repayment (including, but not limited to, mailing notice of such repayment to Holders whose right to or interest in moneys due and payable but not claimed is determinable from the records of the Trustee or any Agent, at the last address of record for each such Holder).

         SECTION 3.04.     Existence of Issuer.

         (a) Subject to Section 3.04(b), the Issuer will keep in full effect its existence, rights and franchises as a trust under the laws of the State of Delaware.

         (b)      Any successor to the Owner Trustee appointed pursuant to
Section 7.04 of the Deposit Trust Agreement shall be the successor Owner Trustee under this Indenture without the execution or filing of any paper, instrument or further act to be done on the part of the parties hereto.

         (c) Upon any consolidation or merger of or other succession to the Owner Trustee, the Person succeeding to the Owner Trustee under the Deposit Trust Agreement may exercise every right and power of the Owner Trustee under this Indenture with the same effect as if such Person had been named as the Owner Trustee herein.

         SECTION 3.05.     Protection of Trust Estate.

         The Issuer will from time to time execute and deliver all such supplements and amendments hereto and all such financing statements, continuation statements, instruments of further assurance, and other instruments, and will take such other action as may be necessary or advisable to

                  (i) grant more effectively all or any portion of the Trust Estate,

                  (ii) maintain or preserve the lien of this Indenture or carry out more effectively the purposes hereof,

                  (iii) perfect, publish notice of, or protect the validity of, any grant made or to be made by this Indenture,

                  (iv)     enforce the Non-Agency Certificate, or

                  (v) preserve and defend title to the Non-Agency Certificate and the rights of the Trustee, and of the Bondholders, in such Non-Agency Certificate against the claims of all persons and parties.

The Issuer hereby designates the Trustee its agent and attorney-in-fact to execute, upon the Issuer's failure to do so, any financing statement, continuation statement or other instrument required pursuant to this Section 3.05; provided, however, that such designation shall not be deemed to create a duty in the Trustee to monitor the compliance of the Issuer with the foregoing covenants and provided, further, that the duty of the Trustee to execute any instrument required pursuant to this Section 3.05 shall arise only if the Trustee has knowledge of any Default by the Issuer in complying with the provisions of this Section 3.05.

         SECTION 3.06.     No Removal of Trust Estate.

         The Trustee shall not remove any portion of the Trust Estate that consists of money or is evidenced by an instrument, certificate or other writing from the jurisdiction in which it was held at the Closing Date unless the Trustee shall have first received an Opinion of Counsel to the effect that the lien and security interest created by this Indenture with respect to such property will continue to be maintained after giving effect to such action or actions.

         SECTION 3.07.     Performance of Obligations.

         The Issuer will not take any action or permit any action to be taken by others which would release any Person from any of such Person's covenants or obligations under any instrument included in the Trust Estate, or which would result in the amendment, hypothecation, subordination, termination or discharge of, or impair the validity or effectiveness of, any such instrument, except as expressly provided in this Indenture.

         The Issuer may contract with or otherwise obtain the assistance of other Persons (including, without limitation, the Manager under the Management Agreement entered into by the Owner Trustee in respect of actions to be taken by the Issuer hereunder) to assist it in performing its duties hereunder and any performance of such duties (other than the delivery of Officer's Certificates of the Issuer and Issuer Orders and Issuer Requests) by a Person identified to the Trustee in an Officer's Certificate of the Issuer shall be deemed to be action taken by the Issuer. The Manager must at all times be the same Person as the Trustee.


         SECTION 3.08.     Negative Covenants.

         The Issuer will not:

                  (i) sell, transfer, exchange or otherwise dispose of any portion of the Trust Estate except as expressly permitted by this Indenture;

                  (ii) claim any credit on, or make any deduction from, the principal of, or interest on, any of the Bonds by reason of the payment of any taxes levied or assessed upon any portion of the Trust Estate;

                  (iii) engage in any business or activity other than as permitted by the Deposit Trust Agreement or other than in connection with, or relating to, the issuance of Bonds pursuant to this Indenture, or amend the Deposit Trust Agreement as in effect on the Closing Date other than in accordance with Section 9.3 thereof,

                  (iv)     issue bonds under any other indenture;

                  (v) incur or assume any indebtedness or guaranty any indebtedness of any Person, except for such indebtedness as may be incurred by the Issuer in connection with the issuance of the Bonds pursuant to this Indenture;

                  (vi) dissolve or liquidate in whole or in part or merge or consolidate with any other Person;

                  (vii) (1) permit the validity or effectiveness of this Indenture to be impaired, or permit the lien of this Indenture to be amended, hypothecated, subordinated, terminated or discharged with respect to the Bonds, or permit any Person to be released from any covenants or obligations with respect to this Indenture, except as may be expressly permitted hereby, (2) permit any lien, charge, security interest, mortgage or other encumbrance (other than the lien of this Indenture) to be created on or extend to or otherwise arise upon or burden the Trust Estate or any part hereof or any interest therein or the proceeds thereof, or (3) permit the lien of this Indenture not to constitute a valid first priority security interest in the Trust Estate except as permitted herein; or

                  (viii) take any other action or fail to take any action which may cause the Issuer to be taxable as (a) an association pursuant to Section 7701 of the Code and the corresponding regulations or (b) as a taxable mortgage pool pursuant to Section 7701(i) of the Code and the corresponding regulations.

         SECTION 3.09.     Annual Statement as to Compliance.

         On or before 120 days after the end of 1996 and each year thereafter, the Issuer shall deliver to the Trustee a written statement with respect to the Bonds signed by the principal executive officer, principal financial officer or principal accounting officer of the Owner Trustee, stating that

                  (i) a review of the fulfillment by the Issuer during such year of its obligations under this Indenture has been made under such Authorized Officer's supervision; and

                  (ii) to the best of such Officer's knowledge, based on such review, the Issuer has fulfilled all its conditions and covenants without regard to any period of grace or requirement of notice under this Indenture throughout such year, or, if there has been a Default in the fulfillment of any such obligation, specifying each such Default known to such Authorized Officer and the nature and status thereof.

         SECTION 3.10.     Covenants of the Issuer.

         All covenants of the Issuer in this Indenture are covenants of the Issuer and are not covenants of the Bank. Wilmington Trust Company is, and any successor Owner Trustee under the Deposit Trust Agreement will be, entering into this Indenture solely as Owner Trustee under the Deposit Trust Agreement and not in its respective individual capacity, and in no case whatsoever shall Wilmington Trust Company or any such successor Owner Trustee be personally liable on, or for any loss in respect of, any of the statements, representations, warranties or obligations of the Issuer hereunder, as to all of which the parties hereto agree to look solely to the property of the Issuer.

         SECTION 3.11.   Actions by Trustee as Holder of Non-Agency Certificate.

         (a) With the consent of the Holders of Bonds representing not less than 66-2/3 of the Aggregate Current Principal Balance of the Bonds, by Act of said Holders delivered to the Issuer and the Trustee, the Trustee may take any action that by the terms of the Pooling and Servicing Agreement requires the consent of the holder of the Non-Agency Certificate, including but not limited to: (1) entering into any amendments to the Pooling and Servicing Agreement; (2) re moving or consenting to the removal of, and appointing or consenting to the appointment of, a successor Master Servicer; and (3) removing or consenting to the removal of, and appointing or consenting to the appointment of, the Pooling Trustee; provided, however, that no such action shall, without the consent of the Holder of each Outstanding Bond affected thereby:

                  (i) reduce the amount of, or delay the timing of, payments received on the Trust fund (as defined in the Pooling and Servicing Agreement) that are required to be distributed on the Non-Agency Certificate or change any place of payment where, or the coin or currency in which, the Non-Agency Certificate or any interest thereon is payable, or impair the right to institute suit for the enforcement of the payment of any installment of interest or principal due on the Non-Agency Certificate or adversely affect the tax consequences to the holder of the Non-Agency Certificate;

                  (ii) change the requirement of the consent of the holders of the Non-Agency Certificate for any such action pursuant to the Pooling and Servicing Agreement;

                  (iii) modify any of the provisions of this Section, except to increase any percentage specified herein; or

                  (iv) permit the creation of any lien with respect to any part of the Trust Fund (as defined in the Pooling and Servicing Agreement) created by the Pooling and Servicing Agreement or terminate the trust created by the Pooling and Servicing Agreement on any property at any time subject thereto or deprive the Holder of any Bond of the security afforded by the Non-Agency Certificate;

provided, however, that notwithstanding the foregoing provisions of this Section, the Issuer and the Trustee may, without the consent of the Bond Insurer or any Bondholder, consent to the release from or termination of the Trust Fund created by the Pooling and Servicing Agreement with respect to any Mortgage Loan when such action by the Issuer and the Trustee is specifically authorized by any other provision of this Indenture or the Pooling and Servicing Agreement.

         (b) The Trustee may in its discretion determine whether or not any Bonds would be affected by any proposed action and any such determination shall be conclusive upon the Bondholders of all Bonds, whether theretofore or thereafter authenticated and delivered hereunder. The Trustee shall not be liable for any such determination made in good faith.

         (c) It shall not be necessary for any Act of Bondholders under this Section to approve the particular form of any written instrument proposed to effect such action, but it shall be sufficient if such Act shall approve the substance thereof.

         (d) Promptly after the execution by the Issuer and the Trustee of any written instrument proposed to effect such action pursuant to this Section, the Issuer shall mail to the Bond Insurer and the Bondholders a notice setting forth in general terms the substance of such action. Any failure of the Issuer to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such action.

         (e) Should the Pooling Trustee require indemnity satisfactory to it as a condition precedent to taking any action requested by the Trustee, as holder of the Non-Agency Certificate, the Trustee shall have no duty or obligation to advance its own funds in fulfillment of such indemnity, but rather may request such indemnity from the Issuer or from the Bondholders.

         SECTION 3.12.    Treatment of Bonds as Debt for Tax Purposes.

         The Issuer shall, and shall cause the Manager to, treat the Bonds as indebtedness for all federal and state tax purposes.

         SECTION 3.13.    Annual Opinions

         The Issuer shall furnish Opinions of Counsel when and as required by TIA Section 314(b).

                                  ARTICLE IV
                          SATISFACTION AND DISCHARGE

         SECTION 4.01.    Satisfaction and Discharge of Indenture.

         Whenever the following conditions shall have been satisfied:

         (1)      either

                  (A) all Bonds theretofore authenticated and delivered (other than (i) Bonds which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 2.05, and (ii) Bonds for whose payment money has theretofore been deposited in trust and thereafter repaid to the Issuer, as provided in Section 3.03) have been delivered to the Trustee for cancellation; or

                  (B) all Bonds not theretofore delivered to the Trustee for cancellation

                  (i) have become due and payable (including as a result of a call for redemption), or

                  (ii) will become due and payable at Stated Maturity within one year,

                  (iii) or are to be called for redemption within one year under irrevocable arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Issuer, and the Issuer, in the case of clauses (i),
         (ii) or (iii) above, has deposited or caused to be deposited with the Trustee, in trust for such purpose, an amount sufficient to pay and discharge the entire indebtedness on such Bonds not theretofore delivered to the Trustee for cancellation, for principal and interest to the Stated Maturity of their entire unpaid principal amount or to the Redemption Date, as the case may be, and in the case of Bonds which were not paid at the Stated Maturity of their entire unpaid principal amount, for all overdue principal and all interest payable on such Bonds to the intended payment date therefor;

         (2) the Issuer has paid or caused to be paid all other sums payable hereunder by the Issuer; and

         (3) the Issuer has delivered to the Trustee an Officer's Certificate and an Opinion of Counsel each stating that all conditions precedent herein provided for the satisfaction and discharge of this Indenture have been complied with;

then this Indenture and the lien, rights and interests created hereby shall cease to be of further effect with respect to the Bonds, and the Trustee and each co-trustee and separate trustee, if any, then acting as such hereunder shall, at the expense of the Issuer, execute and deliver all such instruments as may be necessary to acknowledge the satisfaction and discharge of this Indenture and shall pay, or assign or transfer and deliver, to the Issuer, all cash, securities and other property held by it as part of the Trust Estate remaining after satisfaction of the conditions set forth in clauses (1), (2), and (3) above.

         Notwithstanding the satisfaction and discharge of this Indenture with respect to the Bonds, the obligations of the Issuer to the Trustee under
Section 6.07, the obligations of the Trustee to the Issuer and to the Holders of Bonds under Section 3.03 with respect to any sums held by the Trustee, the obligations of the Trustee to the Holders of Bonds under Section 4.02 with respect to any sums held by the Trustee and the provisions of Article II with respect to lost, stolen, destroyed or mutilated Bonds and registration of transfers of Bonds, shall survive.

         SECTION 4.02.      Application of Trust Money.

         All money deposited with the Trustee pursuant to Sections 3.03 and
4.01 shall be held in trust and applied by it, in accordance with the provisions of the Bonds and this Indenture, to the payment, either directly or through any Paying Agent, as the Trustee may determine, to the Persons entitled thereto, of the principal, interest and other amounts for whose payment such money has been deposited with the Trustee.

                                  ARTICLE V
                            DEFAULTS AND REMEDIES

         SECTION 5.01.     Event of Default.

         "Event of Default," wherever used herein, means, with respect to Bonds issued hereunder, any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

                  (1) if there is a failure to pay (a) the Interest Payment Amount or the Principal Payment Amount with respect to a Payment Date on such Payment Date or (b) the Basis Risk Shortfall and the Unpaid Basis Risk Shortfall on a Payment Date, but only to the extent funds are available to make such payment as provided in Section 8.07;

                  (2) if the Issuer shall breach or default in the due observance of any one or more of the covenants set forth in clauses
         (i) through (viii) of Section 3.08;

                  (3) if the Issuer shall breach or default in the due observance or performance of any other of its covenants in this Indenture, and such Default shall continue for a period of 60 days after there shall have been given, by registered or certified mail, to the Issuer by the Trustee or the Bond Insurer, or to the Issuer, the Trustee, and the Bond Insurer, by the Holders of Bonds representing at least 25% of the Aggregate Current Principal Balance of the Outstanding Bonds, a written notice specifying such Default and requiring it to be remedied and stating that such notice is a "Notice of Default" hereunder;

                  (4) if any representation or warranty of the Issuer made in this Indenture or in any certificate or other writing delivered pursuant hereto or in connection herewith shall prove to be incorrect in any material respect as of the time when the same shall have been made and, within 30 days after there shall have been given, by registered or certified mail, written notice thereof to the Issuer by the Trustee, or the Bond Insurer, or to the Issuer, the Trustee, and the Bond Insurer by the Holders of Bonds representing at least 25% of the Aggregate Current Principal Balance of the Outstanding Bonds, the circumstance or condition in respect of which such representation or warranty was incorrect shall not have been eliminated or otherwise cured;

                  (5) the entry of a decree or order for relief by a court having jurisdiction in respect of the Issuer in an involuntary case under the federal bankruptcy laws, as now or hereafter in effect, or any other present or future federal or state bankruptcy, insolvency or similar law, or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Issuer or of any substantial part of its property, or ordering the winding up or liquidation of the affairs of the Issuer and the continuance of any such decree or order unstayed and in effect for a period of 60 consecutive days;

                  (6) the commencement by the Issuer of a voluntary case under the federal bankruptcy laws, as now or hereafter in effect, or any other present or future federal or state bankruptcy, insolvency or similar law, or the consent by the Issuer to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Issuer or of any substantial part of its property, or the making by the Issuer of an assignment for the benefit of creditors, or the taking of action by the Issuer in furtherance of any of the foregoing; or

                  (7) the failure by the Issuer before or on the Stated Maturity to reduce the Aggregate Current Principal Balance of the Bonds to zero.

         SECTION 5.02.     Acceleration of Maturity; Rescission and Annulment.

         If an Event of Default occurs and is continuing, then and in every such case the Trustee may (with the consent of the Bond Insurer, so long as no Bond Insurer Default exists), and (i) at the direction of the Bond Insurer, so long as no Bond Insurer Default exists or (ii) at the request of Holders of Bonds representing more than 50% of the Aggregate Current Principal Balance of the Outstanding Bonds (with the consent of the Bond Insurer, so long as no Bond Insurer Default exists), shall, declare all the Bonds to be immediately due and payable, by a notice in writing to the Issuer and the Bond Insurer (and to the Trustee if given by Bondholders), and upon any such declaration such Bonds, in an amount equal to the Aggregate Current Principal Balance of the Bonds, together with accrued and unpaid interest thereon, including interest accrued on the Unpaid Basis Risk Shortfall to the date of such acceleration, shall become immediately due and payable.

         At any time after such a declaration of acceleration of maturity of the Bonds has been made and before a judgment or decree for payment of the money due has been obtained by the Trustee as hereinafter in this Article provided, the Holders of Bonds representing more than 50% of the Aggregate Current Principal Balance of the Outstanding Bonds, by written notice to the Issuer and the Trustee, may rescind and annul such declaration and its consequences if

                  (1) the Issuer has paid or deposited with the Trustee a sum sufficient to pay

                           (A) all payments of principal of, and interest on, all Bonds and all other amounts which would then be due hereunder or upon such Bonds if the Event of Default giving rise to such acceleration had not occurred; and

                           (B) all sums paid or advanced by the Trustee hereunder and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel; and

                  (2) all Events of Default other than the nonpayment of the principal of Bonds which have become due solely by such acceleration, have been cured or waived as provided in Section 5.15.

         No such rescission shall affect any subsequent Default or impair any right consequent thereon.

         SECTION 5.03.     Proceedings.

         Subject to the provisions of Section 3.01 and the following sentence, if an Event of Default occurs and is continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Bondholders by such appropriate Proceedings as the Trustee shall deem most effective to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or enforce any other proper remedy. Any Proceedings brought by the Trustee or any Bondholder against the Issuer shall be limited to the preservation, enforcement and foreclosure of the liens, assignments, rights and security interests under this Indenture and no attachment, execution or other writ or process shall be sought, issued or levied upon any assets, properties or funds of the Issuer, other than the Trust Estate. If there is a foreclosure of any such liens, assignments, rights and security interests under this Indenture by private power of sale or otherwise, no judgment for any deficiency upon the indebtedness represented by the Bonds may be sought or obtained by the Trustee or any Bondholder against the Issuer.

         SECTION 5.04.     Remedies.

         If an Event of Default shall have occurred and be continuing and the Bonds have been declared due and payable and such declaration and its consequences have not been rescinded and annulled, the Trustee may, subject to the provisions of Sections 3.01 and 5.03, do one or more of the following:

                  (a) institute Proceedings for the collection of all amounts then payable on the Bonds, or under this Indenture, whether by declaration or otherwise, enforce any judgment obtained and collect from the property of the Trust Estate moneys adjudged due;

                  (b) in accordance with Section 5.18, sell the Trust Estate securing the Bonds or any portion thereof or rights or interest therein, at one or more public or private Sales called and conducted in any manner permitted by law;

                  (c) institute Proceedings from time to time for the complete or partial foreclosure of this Indenture with respect to the Trust Estate;

                  (d) exercise any remedies of a secured party under the UCC and take any other appropriate action to protect and enforce the rights and remedies of the Trustee, the Bond Insurer or the Holders of the Bonds hereunder; and

                  (e) exercise any other rights and remedies that may be available at law or in equity.

         SECTION 5.05.     Optional Preservation of Trust Estate.

                  (a) If the Bonds have been declared due and payable following an Event of Default and such declaration and its consequences have not been rescinded and annulled and Holders of Bonds representing more than 50% of the Aggregate Current Principal Balance of the Outstanding Bonds have not, directed the Trustee in accordance with Section 5.14 (subject, however, to Section 5.18(b)) to sell the Trust Estate, the Trustee may, in its sole discretion and to the extent permitted by applicable law, determine to retain the Trust Estate in satisfaction of the Issuer's obligations hereunder and under the Bonds and in such event shall apply all Distributions and other amounts received with respect to the Trust Estate to the payment of the Trustee's Fee, the Owner Trustee's Fee, the Bond Insurer Premiums, and the principal of and interest on the Bonds as and when such principal and interest would have become due pursuant to the terms hereof and of the Bonds as if there had not been a declaration of the maturity of such Bonds, provided that, in making such determination, it shall determine that the scheduled Distributions and other amounts receivable with respect to the Trust Estate, after payment of the Trustee's Fee and the Bond Insurer Premium, would, if paid as scheduled, be sufficient to make such payments.

                  (b) The Trustee, as an Expense, may, but need not, obtain and conclusively rely upon an opinion of an Independent investment banking firm of national reputation as to the feasibility of any action proposed to be taken in accordance with subsection (a) of this Section 5.05 and as to the sufficiency of the Distributions and other amounts receivable with respect to the Trust Estate to make the required payments of principal of and interest on the Bonds, which opinion shall be conclusive evidence as to such feasibility or sufficiency.

                  (c) In case the Trustee shall make the determination set forth in subsection (a) hereof, it shall notify the Bondholders, the Issuer and the Bond Insurer thereof in writing, and, if, prior to 21 days after such notice, it has not received written objections thereto either (i) from the Holders of more than 50% of the Aggregate Current Principal Balance of the Outstanding Bonds or (ii) from the Issuer, it shall retain the Trust Estate in satisfaction of all of the Issuer's obligations hereunder and under the Bonds, shall collect and deposit into the Collection Account all Distributions and other amounts receivable with respect to the Trust Estate, shall hold and invest such amounts as provided in Article VIII, shall apply amounts in the Collection Account as provided in Section 8.07 all as if there had not been a declaration of acceleration of the maturity of the Bonds and shall provide such reports and statements, certified by Independent Accountants (to the extent provided in Section 8.06), as are required by Sections 8.04 through 8.06.

                  (d) If the Trustee shall have acquired the entire Trust Estate by purchasing it at any public or private Sale conducted pursuant to Section 5.18, the Trustee shall, to the extent permitted by applicable law, apply all Distributions and other amounts receivable with respect to such Trust Estate pursuant to Section 5.05(a) if the Trustee determines that the conditions set forth in
         Section 5.05(a) are satisfied and if the Trustee obtains an Opinion of Counsel to the effect that (i) such Trust Estate will not as a result of such action be taxable as an association taxable as a corporation under the Internal Revenue Code of 1986, as amended (or any successor federal income tax statute), or from any other cause, and (ii) notwithstanding the acquisition of such Trust Estate by the Trustee, the rights, powers and duties of the Trustee with respect to such Trust Estate (or the proceeds thereof) and the related Bondholders and the rights of such Bondholders shall continue to be governed by the terms of this Indenture.

         SECTION 5.06.     Trustee May File Proofs of Claim.

         Subject to the provisions of Section 3.01 and 5.03, in case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, composition or other judicial Proceeding relative to the Issuer or the property of the Issuer or its creditors, the Trustee (irrespective of whether the Bonds shall then be due and payable as therein expressed or by declaration or otherwise) shall be entitled and empowered, by intervention in such Proceeding or otherwise, to

                  (i) file and prove a claim for the whole amount of principal owing and unpaid in respect of the Bonds issued hereunder and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and of the Bondholders allowed in such Proceeding, and take such other actions, including participating as a member, voting or otherwise, of any official committee of creditors appointed in such matter, and

                  (ii) collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same,

and any receiver, assignee, trustee, liquidator, or sequestrator (or other similar official) in any such Proceeding is hereby authorized by the Bond Insurer and each Bondholder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Bondholders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 6.07.

         Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of the Bond Insurer or any Bondholder any plan of reorganization, arrangement, adjustment, or composition affecting the Bond Insurer or any of the Bonds or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Bondholder in any such Proceeding except as aforesaid, to vote for the election of a trustee in bankruptcy or similar person or to participate as a member, voting or otherwise, on any committee of creditors.

         SECTION 5.07.    Trustee May Enforce Claims Without Possession of
Bonds.

         All rights of action and claims under this Indenture or any of the Bonds may be prosecuted and enforced by the Trustee without the possession of either the single certificate representing the Bonds or, if definitive certificates have been issued pursuant to Section 2.01 hereof, such definitive certificates, or the production thereof in any Proceeding relating thereto, and any such Proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall be for the ratable benefit of the Holders of the Bonds in respect of which such judgment has been recovered, after the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

         SECTION 5.08.     Application of Money Collected.

         If the Bonds have been declared due and payable following an Event of Default and such declaration and its consequences have not been rescinded and annulled, any money collected by the Trustee with respect to such Bonds pursuant to this Article or otherwise and any moneys that may be held or thereafter received by the Trustee with respect to such Bonds shall (unless such money is being applied in accordance with Section 5.05(a) or 5.05(c)) be applied as provided below, at the date or dates fixed by the Trustee and, in case of the distribution of the entire amount due on account of principal of such Bonds, upon presentation and surrender thereof; provided, however, that any proceeds of a claim under the Bond Insurance Policy shall be used only to pay interest and principal on the Bonds as provided in clauses Third and Fourth.

                  First: To the payment of any Trustee Fees and Owner Trustee Fees which have not been previously paid;

                  Second: To the Bond Insurer, the Bond Insurer Premium then due, provided no Bond Insurer Default exists.

                  Third: To the Bondholders, the amount of interest then due and unpaid on the Bonds (but not including any Basis Risk Shortfall or Unpaid Basis Risk Shortfall), without preference or priority of any kind.

                  Fourth: To the Bondholders, the amount of principal then due and unpaid on the Bonds, without preference or priority of any kind.

                  Fifth: To the Bond Insurer, any Cumulative Bond Insurance Payments.

                  Sixth: To the Bondholders, the amount of any Basis Risk Shortfall and Unpaid Basis Risk Shortfall not previously paid.

                  Seventh: To the Trustee, any amounts owed by the Issuer pursuant to Section 6.07, and thereafter, to the Issuer free of the lien of the Indenture.

         SECTION 5.09.              Limitation on Suits.

         Any Proceedings by Bondholders shall be limited as provided in Section
5.03. No Holder of a Bond shall have any right to institute any Proceedings, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless

                  (1) such Holder has previously given written notice to the Trustee of a continuing Event of Default;

                  (2) Bondholders representing not less than 25% of the Aggregate Current Principal Balance of the Outstanding Bonds shall have made written request to the Trustee to institute Proceedings in respect of such Event of Default in its own name as Trustee hereunder;

                  (3) such Holder or Holders have offered to the Trustee reasonable indemnity against the costs, expenses and liabilities to be incurred in compliance with such request;

                  (4) the Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any such Proceeding; and

                  (5) no direction inconsistent with such written request has been given to the Trustee during such 60-day period by Bondholders representing more than 50% of the Aggregate Current Principal Balance of the Outstanding Bonds;

it being understood and intended that no one or more Bondholders shall have any right in any manner whatever by virtue of, or by availing itself or themselves of, any provision of this indenture to affect, disturb or prejudice the rights of any other Bondholders or to obtain or to seek to obtain priority or preference over any other Holders or to enforce any right under this Indenture, except in the manner herein provided and for the equal and ratable benefit of all the Bondholders.

         SECTION 5.10. Unconditional Rights Of Bondholders to Receive Principal and Interest; Bondholder Proceedings.

         Notwithstanding any other provision in the Indenture, any Bondholder shall have the right, which right is absolute and unconditional, to receive payment of the principal of and interest on such Bond on or after the Stated Maturity of such principal and interest expressed in such Bond (or, in the case of any Bond called for redemption, on the date fixed for redemption) in the manner and subject to the availability of funds as provided herein and in this indenture and to institute suit for the enforcement of any such payment on or after such Stated Maturity, and such right shall not be impaired without the consent of such Holder, except that no Bondholder may institute any such suit if and to the extent that the institution or prosecution thereof or the entry of judgment thereon would, under applicable law, result in the surrender, impairment, waiver, or loss of the lien of the Indenture upon any portion of the Trust Estate.

         The Holder of any Bond shall have the right, subject to the provisions of Sections 5.03 and 5.09 hereof, to institute Proceedings for the enforcement, subject to the terms of this Indenture, of payment on such Bond, and such right shall not be impaired without the consent of such Holder.

         SECTION 5.11.              Restoration of Rights and Remedies.

         If the Trustee, the Bond Insurer or any Bondholder has instituted any Proceeding to enforce any right or remedy under this Indenture and such Proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee, the Bond Insurer or such Bondholder, then and in every such case the Issuer, the Trustee, the Bond Insurer and the Bondholders shall, subject to any determination in such Proceeding, be restored severally and respectively to their former positions hereunder, and thereafter all rights and remedies of the Trustee, the Bond Insurer and the Bondholders shall continue as though no such Proceeding had been instituted.

         SECTION 5.12.     Rights and Remedies Cumulative.

         No right or remedy herein conferred upon or reserved to the Trustee, the Bond Insurer or the Bondholders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion of employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

         SECTION 5.13.     Delay or Omission Not Waiver.

         No delay or omission of the Trustee, the Bond Insurer or any Holder of any Bond to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article or by law to the Trustee, the Bond Insurer or the Bondholders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee, the Bond Insurer or the Bondholders, as the case may be.

         SECTION 5.14.     Control by Bondholders.

         Bondholders representing more than 50% of the Aggregate Current Principal Balance of the Outstanding Bonds shall have the right to direct the time, method and place of conducting any Proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee; provided that

                  (1) such direction shall not be in conflict with any rule of law or with this Indenture,

                  (2) any direction to the Trustee to undertake a Sale of the Trust Estate shall be by the Holders of Bonds representing the percentage of the Aggregate Current Principal Balance of the Outstanding Bonds specified in Section 5.18(b)(1) and (3), unless
         Section 5.18(b)(2) is applicable, and

                  (3) the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction; provided, however, that, subject to Section 6.01, the Trustee need not take any action which it determines might involve it in liability or be unjustly prejudicial to the Bondholders not consenting.

         SECTION 5.15.     Waiver of Past Defaults.

         Holders of Bonds representing more than 50% of the Aggregate Current Principal Balance of the Outstanding Bonds may on behalf of the Holders of all the Bonds waive any past Default hereunder and its consequences, except a Default

                  (1) in the payment of principal of, or interest on, any Bond, or

                  (2) in respect of a covenant or provision hereof which under Section 9.02 cannot be modified or amended without the consent of the Holder of each Outstanding Bond affected.

         Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.


         SECTION 5.16.     Undertaking for Costs.

         All parties to this Indenture agree, and each Holder of any Bond by his acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken, suffered or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provision of this Section shall not apply to any suit instituted by the Trustee or the Bond Insurer, to any suit instituted by any Bondholder, or group of Bondholders, holding in the aggregate Bonds representing more than 10% of the Aggregate Current Principal Amount of the Outstanding Bonds, or to any suit instituted by any Bondholder for the enforcement of the payment of principal on any Bond on or after the Stated Maturity.

         SECTION 5.17.     Waiver of Stay or Extension Laws.

         The Issuer covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants in, or the performance of, this Indenture; and the Issuer (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

         SECTION 5.18.     Sale of Trust Estate.

                  (a) The power to effect any sale (a "Sale") of any portion of a Trust Estate pursuant to Section 5.04 shall not be exhausted by any one or more Sales as to any portion of such Trust Estate remaining unsold, but shall continue unimpaired until the entire such Trust Estate shall, have been sold or all amounts payable on the Bonds shall have been paid. The Trustee may from time to time postpone any public Sale by public announcement made at the time and place of such Sale. The Trustee hereby expressly waives its right to any amount fixed by law as compensation for any Sale.

                  (b) To the extent permitted by law, the Trustee shall not in any private Sale sell or otherwise dispose of the Trust Estate, or any portion thereof, securing Bonds which have been declared due and payable unless

                           (1) the Holders of all Outstanding Bonds consent to, or direct the Trustee to make, such Sale,

                           (2) if a Bond Insurer Default exists, the proceeds of such Sale after payment of Expenses would be not less than the entire amount which would be payable to the Holders of the Bonds, in full payment thereof in accordance with Section 5.08, on the Payment Date next succeeding the date of such Sale, or

                           (3)      the Trustee determines, in its sole
                  discretion, that the conditions for retention of such Trust Estate set forth in Section 5.05(a) cannot be satisfied (in making any such determination, the Trustee may obtain and rely upon an opinion of an Independent investment banking firm as provided in Section 5.05(b)), and the Holders of Bonds representing at least 66-2/3 % of the Aggregate Current Principal Balance of the Outstanding Bonds consent to such Sale.

                  (c) Unless the Holders of all Outstanding Bonds have otherwise consented or directed the Trustee, at any public Sale of all or any portion of the Trust Estate at which a minimum bid equal to or greater than the amount described in paragraph (2) of subsection (b) of this Section 5.18 has not been established by the Trustee and no Person bids an amount equal to or greater than such amount, the Trustee shall bid an amount at least $1.00 more than the highest other bid.

         (d)      In connection with a Sale of all or any portion of a Trust
         Estate

                           (1) the Bond Insurer any Holder or Holders of Bonds may bid for or purchase the property offered for sale, and upon compliance with the terms of sale may hold, retain and possess and dispose of such property, without further accountability, and may, in paying the purchase money therefor, deliver any Outstanding Bonds in lieu of cash up to the amount which shall, upon distribution of the net proceeds of such sale, be payable thereon, and such Bonds, in case the amounts so payable thereon shall be less than the amount due thereon, shall be returned to the Holders thereof after being appropriately stamped to show such partial payment;

                           (2) the Trustee may or shall to the extent provided in Section 5.18(c) bid for and acquire the property offered for Sale in connection with any public Sale thereof, and, in lieu of paying cash therefor, may make settlement for the purchase price by crediting the gross Sale price against the sum of (A) the amount which would be payable to the Holders of the Bonds as a result of such Sate in accordance with Section 5.08 on the Payment Date next succeeding the date of such Sale and (B) the expenses of the Sale and of any Proceedings in connection therewith which are reimbursable to it, without being required to produce the Bonds in order to complete any such Sale or in order for the net Sale price to be credited against such Bonds, and any property so acquired by the Trustee shall be held and dealt with by it in accordance with the provisions of this Indenture;

                           (3) the Trustee shall execute and deliver an appropriate instrument of conveyance transferring its interest in any portion of such Trust Estate in connection with a Sale thereof,

                           (4) the Trustee is hereby irrevocably appointed the agent and attorney-in-fact of the Issuer to transfer and convey its interest in any portion of such Trust Estate in connection with a Sale thereof, and to take all action necessary to effect such Sale; and

                           (5) no purchaser or transferee at such a Sale shall be bound to ascertain the Trustee's authority, inquire into the satisfaction of any conditions precedent or see to the application of any moneys.

                  (e) The Trustee may, but is not required to, seek an Opinion of Counsel, or, if no such Opinion of Counsel can be obtained and with the consent of more than 50% of the Aggregate Current Principal Balance of the Outstanding Bonds, the Trustee may seek a no-action position from the Securities and Exchange Commission or any other relevant Federal or state regulatory authorities, regarding the legality of a public or private sale of the Non-Agency Certificate.

         SECTION 5.19.              Action Under Indenture.

         Subject to the provisions of Sections 3.01 and 5.03, (i) the Trustee's right to seek and recover judgment under this Indenture shall not be affected by the seeking, obtaining or application of any other relief under or with respect to this Indenture and (d) neither the lien of this Indenture nor any rights or remedies of the Trustee or the Holders of Bonds shall be impaired by the recovery of any judgment by the Trustee against the issuer or by the levy of any execution under such judgment upon any portion of the Trust Estate.

                                 ARTICLE VI
                                 THE TRUSTEE

         SECTION 6.01.     Duties of Trustee.

         (a) If an Event of Default known to the Trustee has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent man would exercise or use under the circumstances in the conduct of his affairs.

         (b) Except during the continuance of an Event of Default known to the Trustee:

                  (1) The Trustee need perform only those duties that are specifically set forth in this Indenture and no others and no implied covenants or obligations of the Trustee shall be read into this Indenture.

                  (2) In the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions furnished therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. The Trustee shall, however, examine such certificates and opinions to determine whether they conform to the requirements of this Indenture but need not verify the accuracy of the contents thereof or whether the procedures specified therein have been followed in the preparation thereof.

         (c) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act, or its own wilful misconduct, except that:

                  (1) This paragraph does not limit the effect of subsection (b) of this Section.

                  (2) The Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts.

                  (3) The Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 5.14 or 5.18.

         (d) The Trustee shall not be deemed to have notice of any Event of Default described in Section 5.01(2), 5.01(5) or 5.01(6) or any Default described in Section 5.01(3) or 5.01(4) or any other default (other than a default in payment to the Trustee) under the Non-Agency Certificate, the Pooling and Servicing Agreement, or the Deposit Trust Agreement or any other fact upon the occurrence of which the Trustee may be required to take action, unless a Responsible Officer assigned to and working in the Trustee's corporate trust department has actual knowledge thereof or unless written notice of any event which is in fact such an Event of Default, Default, or other default is received by the Trustee at the Corporate Trust Office, and such notice references the Bonds generally, the Issuer, the Trust Estate, this Indenture, the Non-Agency Certificate, or the Pooling and Servicing Agreement, as applicable.

         (e) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it; provided, however, that the Trustee shall not refuse or fail to perform any of its duties hereunder solely as a result of nonpayment of its normal fees and expenses and further provided that nothing in this Section 6.01(e) shall be construed to limit the exercise by the Trustee of any right or remedy permitted under this Indenture or otherwise in the event of the Issuer's failure to pay the Trustee's fees and expenses pursuant to Section
6.07. In determining that such repayment or indemnity is not reasonably assured to it, the Trustee must consider not only the likelihood of repayment or indemnity by or on behalf of the Issuer but also the likelihood of repayment or indemnity from amounts payable to it from the Trust Estate pursuant to Sections
6.07 and 8.02(d).

         (f) Every provision of this Indenture that in any way relates to the Trustee is subject to the provisions of this Section.

         (g) Notwithstanding any extinguishment of all right, title and interest of the Issuer in and to the Trust Estate following an Event of Default and a consequent declaration of acceleration of the Bonds, whether such extinguishment occurs through a Sale of the Trust Estate to another Person, the acquisition of the Trust Estate by the Trustee or otherwise, the rights, powers and duties of the Trustee with respect to the Trust Estate (or the proceeds thereof) and the Holders of the Bonds and the rights of the Bondholders shall continue to be governed by the terms of this Indenture.

         (h) Whenever the Trustee is authorized herein to require acts or documents in addition to those required to be provided it in any matter, it shall be under no obligation to make any determination whether or not such additional acts or documents should be required unless obligated to do so under this Section 6.01.

         (i) The permissive right or authority of the Trustee to take any action enumerated in this Indenture shall not be construed as a duty or obligation.

         SECTION 6.02.     Notice of Default.

         Promptly after the occurrence of any Default known to the Trustee, the Trustee shall transmit by mail to all Bondholders, the Bond Insurer, and the Rating Agencies notice of each such Default, unless in the case of notice of Default to the Bondholders, such Default shall have been cured within the applicable grace period or waived.

         SECTION 6.03.     Rights of Trustee.

         (a) The Trustee may rely and shall be protected in acting or refraining from acting in reliance on any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document.

         (b) Before the Trustee acts or refrains from acting, it may require that there be delivered to it an Officer's Certificate or an Opinion of Counsel. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Certificate or Opinion.

         (c) The Trustee may act through agents or attorneys and shall not be responsible for the misconduct or negligence of any agent or attorney appointed with due care.

         (d) The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers.

         (e) Any request or direction of the Issuer mentioned herein shall be sufficiently evidenced by an Issuer Request or Issuer Order.

         (f) As a condition to the taking or omitting of any action by it hereunder, the Trustee may consult with counsel and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or omitted by it hereunder in good faith and in reliance thereon.

         (g) To the extent permitted by applicable law, the Trustee shall not be required to give any bond or surety in respect of the execution of this Indenture or otherwise.

         (h) The Trustee shall not be deemed to have notice or knowledge of any matter unless a Responsible Officer assigned to and working in the Trustee's corporate trust department or similar group administering the trust hereunder has actual knowledge thereof or unless written notice thereof is received by the Trustee at the Corporate Trust Office and such notice references the Bonds generally, the Issuer, the Trust Estate or this Indenture.

         (i) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by the Indenture at the request or direction of any of the Bondholders pursuant to the Indenture, unless such Bondholders shall have offered to the Trustee reasonable security or indemnity satisfactory to it against the costs, expenses and liabilities which might be incurred by it in compliance with such requests or direction.

         SECTION 6.04.     Not Responsible for Recitals or Issuance of Bonds.

         The recitals contained herein and in the Bonds, except the certificate of authentication on any certificate representing an interest in the Bonds, shall be taken as the statements of the Issuer, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations with respect to any Trust Estate or as to the validity or sufficiency of this Indenture or of the Bonds.

The Trustee shall not be accountable for the use or application by the Issuer of Bonds or the proceeds thereof or any money paid to the Issuer or upon Issuer Order pursuant to the provisions hereof.

         SECTION 6.05.     May Hold Bonds.

         The Trustee, any Agent, or any other agent of the Issuer, in its individual or any other capacity, may become the owner or pledgee of Bonds and may otherwise deal with the Issuer or any Affiliate of the Issuer with the same rights it would have if it were not Trustee, Agent or such other agent.

         SECTION 6.06.     Money Held in Trust.

         Money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by this Indenture or by law.
The Trustee shall be under no liability for interest on any money received by it hereunder except as otherwise agreed with the Issuer and except to the extent of income or other gain on investments which are obligations of the Trustee, in its commercial capacity, and income or other gain actually received by the Trustee on investments, which are obligations of others.

         SECTION 6.07.     Compensation and Reimbursement.

         The Issuer agrees

         (1) to pay the Trustee the Trustee Fee (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);

         (2) to reimburse the Trustee upon its request for all Expenses as provided herein; and

         (3) to indemnify the Trustee and its agents for, and to hold them harmless against, any loss, liability or Expense, not caused by negligence or bad faith on their part, arising out of, or in connection with, the acceptance or administration of this trust, including the costs and expenses of defending themselves against any claim in connection with the exercise or performance of any of their powers or duties hereunder, provided that:

                  (i) with respect to any such claim, the Trustee shall have given the Issuer written notice thereof promptly after the Trustee shall have knowledge thereof,

                  (ii) while maintaining absolute control over its own defense, the Trustee shall cooperate and consult fully with the Issuer in preparing such defense; and

                  (iii)    notwithstanding anything to the contrary in this
         Section 6.07(3), the Issuer shall not be liable for settlement of any such claim by the Trustee entered into without the prior consent of the Issuer.

         Any payment obligations of the Issuer to the Trustee pursuant to this
Section 6.07 shall be non-recourse obligations of the Issuer and shall be payable solely as provided in Section 5.08 or

Section 8.07(b). As used herein, the term "Expense" or "Expenses" shall mean the reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any provision of this Indenture, including the reasonable fees, expenses, disbursements of any agents, counsel, accountants or investment banking firm reasonably retained by the Trustee in connection with performance of its obligations hereunder and the reasonable expenses, disbursements and advances of the Trustee incurred during an Event of Default; provided, however, that Expenses shall not include any fees, expenses, disbursements or advances as may be attributable to the Trustee's negligence or bad faith; and provided further, however, that Expenses shall not include routine administrative expenses such as wire transfer fees, postage, courier charges, telephone and facsimile charges, or fees or charges payable in connection with investment of funds in the Collection Account and such routine administrative expenses shall not be recoverable by the Trustee under this Indenture. Notwithstanding the foregoing, the Trustee shall not be held liable for interest on money received by it hereunder or for losses on Permitted Investments except as provided in Sections 6.06 and 8.03(d). The Trustee shall not (x) institute any Proceeding seeking payment of any such amount against the Trust Estate unless (i) such Proceeding is in connection with a Proceeding in accordance with Article V for enforcement of the lien of this Indenture for the benefit of the Bond Insurer Holders of Bonds after the occurrence of an Event of Default (other than an Event of Default arising solely from the Issuer's failure to pay amounts due the Trustee under this Section 6.07) and a resulting declaration of acceleration of maturity of the Bonds which has not been rescinded and annulled, or (ii) such Proceeding does not seek a Sale or other disposition of such Trust Estate or (y) until the date which is one year and one day after the last payment is made on any Bond, institute any action under the United States Bankruptcy Code against the Issuer. Notwithstanding anything to the contrary contained in this Indenture, the Trustee agrees to continue to perform the services to be performed by it under this Indenture until the acceptance of the appointment of a successor trustee under Section 6. 10 in the event the Issuer fails to pay the Trustee the compensation to be paid pursuant to paragraph (1) of this Section 6.07.

         SECTION 6.08.    Corporate Trustee Required; Eligibility;
                          Disqualification.

         There shall at all times be a Trustee hereunder (a) which shall be a corporation organized and doing business under the laws of the United States of America or any State, (b) authorized under such laws to exercise corporate trust powers, (c) having a combined capital and surplus of at least $50,000,000 or being a member or subsidiary of a bank holding system, the aggregate combined capital and surplus of which is at least $50,000,000 (provided that the Trustee's separate capital and surplus shall at all times be at least the amount required by TIA Section 310(a)(2)), and (d) subject to supervision or examination by federal or state authority and having an office within the United States of America. If the Trustee or the members of the bank holding company system of which it is a part publish annual reports of condition of the type described in TIA, Section 310(a)(2) its (or such bank holding company systems) combined capital and surplus for purposes of this Section 6.09 shall be as set forth in the latest such report or reports. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect hereinafter specified in this Article. No successor Trustee shall be eligible hereunder if its appointment would adversely affect the rating on the Bonds.

         The Indenture shall always have a Trustee who satisfies the requirements of TIA Section 310(a)(1). The Trustee shall always have a combined capital and surplus as stated in this Section

6.08 above. The Trustee shall be subject to TIA Section 310(b), including the optional provision permitted by the second sentence of TIA Section 310(b)(9). For purposes of this Section, the Trustee shall include any co-trustee or separate trustee authorized under Section 6.12.

         SECTION 6.09.     Resignation and Removal; Appointment of Successor.

         (a) No resignation or removal of the Trustee and no appointment of a successor Trustee pursuant to this Article shall become effective until the acceptance of appointment by the successor Trustee under Section 6.10. The Trustee shall at all times be the same Person as the Pooling Trustee, and the Person serving as Trustee may resign as Trustee or be removed as Trustee only as provided in the Pooling and Servicing Agreement with respect to the resignation and removal of the Pooling Trustee. Any successor to the Pooling Trustee under the Pooling and Servicing Agreement shall be the successor to the Trustee hereunder.

         (b) The Issuer shall give notice of each resignation and each removal of the Trustee and each appointment of a successor Trustee to the Bondholder and the Rating Agency. Each notice shall include the name of the successor Trustee and the address of its Corporate Trust Office.

         SECTION 6.10.     Acceptance of Appointment by Successor.

         Every successor Trustee appointed hereunder shall execute, acknowledge and deliver to the Issuer and the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee. Notwithstanding the foregoing, on request of the Issuer or the successor Trustee, such retiring Trustee shall, upon payment of all amounts owed to it, execute and deliver an instrument transferring to such successor Trustee all the rights, powers and trusts of the retiring Trustee, and shall duty assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder. Upon request of any such successor Trustee, the Issuer shall execute and deliver any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all such rights, power and trusts.

         SECTION 6.11.     Merger, Conversion, Consolidation or
                           Succession to Business of Trustee.

         Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all of the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided such corporation shall be otherwise qualified and eligible under this Article, without the execution or filing of any paper or any further act on the part of any of the parties hereto, and notice thereof shall be provided by the Trustee to the Bondholders, the Bond Insurer and each Rating Agency. In case any Bonds have been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the Bonds so authenticated with the same effect as if such successor Trustee had authenticated such Bonds.

         SECTION 6.12.     Co-trustees and Separate Trustees.

         At any time or times, for the purpose of meeting the legal requirements of any jurisdiction in which any part of the Trust Estate may at the time be located, the Issuer and the Trustee shall have power to appoint, and, upon the written request of the Trustee or of the Holders of Bonds representing more than 50% of the Aggregate Current Principal Balance of the Outstanding Bonds, the Issuer shall for such purpose join with the Trustee in the execution, delivery and performance of all instruments and agreements necessary or proper to appoint, one or more Persons approved by the Trustee either to act as co-trustee, jointly with the Trustee, of all or any part of such Trust Estate, or to act as separate trustee of any such property, in either case with such powers as may be provided in the instrument of appointment, and to vest in such Person or Persons in the capacity aforesaid, any property, title, right or power deemed necessary or desirable subject to the other provisions of this Section. If the Issuer does not join in such appointment within 15 days after the receipt by it of a request so to do, or in case an Event of Default has occurred and is continuing, the Trustee alone shall have power to make such appointment.

         Should any written instrument from the Issuer be required by any co-trustee or separate trustee so appointed for more fully confirming to such co-trustee or separate trustee such property, title, right or power, any and all such instruments shall, on request, be executed, acknowledged and delivered by the Issuer.

         Every co-trustee or separate trustee shall, to the extent permitted by law, but to such extent only, be appointed subject to the following terms:

                  (1) Any certificate representing an interest in the Bonds shall be authenticated and delivered and all rights, powers, duties and obligations hereunder in respect of the custody of securities, cash and other personal property held by, or required to be deposited or pledged with, the Trustee hereunder, shall be exercised, solely by the Trustee.

                  (2) The rights, powers, duties and obligations hereby conferred or imposed upon the Trustee in respect of any property covered by such appointment shall be conferred or imposed upon and exercised or performed by the Trustee or by the Trustee and such co-trustee or separate trustee jointly, as shall be provided in the instrument appointing such co-trustee or separate trustee, except to the extent that under any law of any jurisdiction in which any particular act is to be performed, the Trustee shall be incompetent or unqualified to perform such act, in which event such rights, powers, duties and obligations shall be exercised and performed by such co-trustee or separate trustee.

                  (3) The Trustee at any time, by an instrument in writing executed by it, with the concurrence of the Issuer evidenced by an Officer's Certificate of the Issuer, may accept the resignation of or remove any co-trustee or separate trustee appointed under this Section, and, in case an Event of Default has occurred and is continuing, the Trustee shall have power to accept the resignation of, or remove, any such co-trustee or separate trustee without the concurrence of the Issuer. Upon the written request of the Trustee, the Issuer shall join with the Trustee in the execution, delivery and performance of all instruments and agreements necessary or proper to effectuate such resignation or removal. A successor to any co-trustee or separate trustee so resigned or removed may be appointed in the manner provided in this Section.

                  (4) No co-trustee or separate trustee hereunder shall be personally liable by reason of any act or omission of the Trustee, or any other such trustee hereunder, and the Trustee shall not be personally liable by reason of any act or omission of any co-trustee or other such separate trustee hereunder.

                  (5) Any Act of Bondholders delivered to the Trustee shall be deemed to have been delivered to each such co-trustee and separate trustee.

         SECTION 6.13.     Authenticating Agents.

         Upon the written request of the Issuer, the Trustee shall appoint an Authenticating Agent with power to act on its behalf and subject to its direction in the authentication and delivery of the Bonds designated for such authentication by the Issuer and containing provisions therein for such authentication in connection with transfers and exchanges under Section 2.04, as fully to all intents and purposes as though the Authenticating Agent had been expressly authorized by that Section to authenticate and deliver Bonds. For all purposes of this Indenture (other than in connection with the authentication and delivery of Bonds pursuant to Sections 2.03 and 2.09 in connection with their initial issuance and for purposes of Section 2.05), the authentication and delivery of Bonds by the Authenticating Agent pursuant to this Section shall be deemed to be the authentication and delivery of Bonds "by the Trustee." Such Authenticating Agent shall at all times be a Person that both meets the requirements of Section 6.08 for the Trustee hereunder and has its principal office in the Borough of Manhattan, City and State of New York. Any Authenticating Agent shall also serve as Bond Registrar or co-Bond Registrar, as provided in Section 2.04. Any Authenticating Agent appointed by the Trustee pursuant to the terms of this Section 6.13 shall deliver to the Trustee as a condition precedent to the effectiveness of such appointment an instrument accepting the trusts, duties and responsibilities of Authenticating Agent and of Bond Registrar or co-Bond Registrar and indemnifying the Trustee for and holding the Trustee harmless against, any loss, liability or expense (including reasonable attorneys fees) incurred without negligence or bad faith on its part, arising out of or in connection with the acceptance, administration of the trust or exercise of authority by such Authenticating Agent, Bond Registrar or co-Bond Registrar.

         Any corporation into which any Authenticating Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, consolidation or conversion to which any Authenticating Agent shall be a party, or any corporation succeeding to the corporate trust business of any Authenticating Agent, shall be the successor of the Authenticating Agent hereunder, if such successor corporation is otherwise eligible under this Section, without the execution or filing of any further act on the part of the parties hereto or the Authenticating Agent or such successor corporation.

         Any Authenticating Agent may at any time resign by giving written notice of resignation to the Trustee and the Issuer. The Trustee may at any time terminate the agency of any Authenticating Agent by giving written notice of termination to such Authenticating Agent and the Issuer. Upon receiving such a notice of resignation or upon such a termination, or in case at any time any Authenticating Agent shall cease to be eligible under this Section, the Trustee shall promptly appoint a successor Authenticating
Agent, shall give written notice of such appointment to the Issuer and shall mail notice of such appointment to all Holders of Bonds.

         The Trustee agrees, subject to Section 6.01(e), to pay to any Authenticating Agent from time to time reasonable compensation for its services and the Trustee shall be entitled to be reimbursed for such payments, in accordance with Section 6.07(2). The provisions of Sections 2.07, 6.04 and 6.05 shall be applicable to any Authenticating Agent.

         SECTION 6.14.     Preferential Collection of Claims Against Issuer.

         The Trustee, and any co-trustee or separate trustee authorized in
Section 6.12, shall be subject to TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b), and a Trustee, co-trustee or separate trustee who has resigned or been removed shall be subject to TIA
Section 311(a) to the extent indicated.

                                 ARTICLE VII
                             BONDHOLDERS' LISTS

         SECTION 7.01. Issuer to Furnish Trustee Names and Addresses of Bondholders.

         (a) The Issuer will furnish or cause to be furnished to the Trustee (i) semiannually, not less than 45 days nor more than 60 days after an applicable Payment Date, commencing with the Payment Date occurring closest to six months after the Closing Date, a list, in such form as the Trustee may reasonably require, of the names and addresses of the Holders of Bonds, and
(ii) at such other times, as the Trustee may request in writing, within 30 days after receipt by the Issuer of any such request, a list of similar form and content as of a date not more than 10 days prior to the time such list is furnished; provided, however, that so long as the Trustee is the Bond Registrar, no such list shall be required to be furnished.

         (b) In addition to furnishing to the Trustee the Bondholder lists, if any, required under subsection (a), the Issuer shall also furnish all Bondholder lists, if any, required under Section 3.03 at the times required by said Section 3.03.

         SECTION 7.02. Preservation of Information; Communications to Bondholders.

         (a) The Trustee shall preserve, in as current a form as is reasonably practicable, the names and addresses of the Bondholders contained in the most recent list, if any, furnished to the Trustee as provided in Section
7.01 and the names and addresses of the Bondholders received by the Trustee in its capacity as Bond Registrar. The Trustee may destroy any list furnished to it as provided in Section 7.01 upon receipt of a new list so furnished.

         (b) Bondholders may communicate pursuant to TIA Section 312(b) with other Bondholders with respect to their rights under the Indenture or under the Bonds.

         (c) The Issuer, the Trustee and the Bond Registrar shall have the protection of TIA Section 312(c).

         SECTION 7.03.     Reports by Trustee.

         (a) At the times and as required under Sections 313(a) and (b) of the TIA, commencing with the year after the issuance of the Bonds, (i) the Trustee shall mail to all Bondholders a brief report dated as of such reporting date with respect to the Bonds that complies with Section 313(a) of the TIA; and (ii) the Trustee shall also mail to Bondholders any reports required by
Section 313(b)(1) of the TIA. For purposes of the information required to be included in any such reports pursuant to TIA Section 313(a)(3) or 313(b)(1) (if applicable) the principal amount of indenture securities outstanding on the date as of which such information is provided shall be the Aggregate Current Principal Balance of the then Outstanding Bonds. The Trustee shall also mail the foregoing reports to such Bondholders as have filed within the two years preceding such transmission their names and addresses with the Trustee for that purpose, and, except in the case of reports required under TIA Section 313(b), to all Bondholders whose names and addresses have been furnished to or received by the Trustee pursuant to Section 312 of the TIA.

         (b) A copy of each report required under this Section 7.03 shall, at the time of such transmission to Bondholders, be filed by the Trustee with the Securities and Exchange Commission and with each securities exchange upon which the Bonds are listed. The Issuer shall notify the Trustee when the Bonds are listed on any securities exchange.

         For purposes of this Section 7.03, the reference to Trustee shall include any co-trustee or separate trustee authorized under Section 6.14.

         SECTION 7.04.     Reports by Issuer.

         The Issuer will

         (1) file with the Trustee, within 15 days after the Issuer is required to file the same with the Commission, copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the Commission may from time to time by rules and regulations prescribe) which the Issuer may be required to file with the Commission pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended; or, if the Issuer is not required to file information, documents or reports pursuant to either of said Sections, then it will file with the Trustee and the Commission, in accordance with rules and regulations prescribed from time to time by the Commission, such of the supplementary and periodic information, documents and reports which may be required pursuant to
Section 13 of the Securities Exchange Act of 1934, as amended, in respect of a security listed and registered on a national securities exchange as may be prescribed from time to time in such rules and regulations;

         (2) file with the Trustee and the Commission, in accordance with rules and regulations prescribed from time to time by the Commission, such additional information, documents and reports with respect to compliance by the Issuer with the conditions and covenants of the Indenture as may be required from time to time by such rules and regulations; and

         (3) transmit by mail to all Bondholders as their names and addresses appear on the Bond Register, or on the list of Bondholders most recently provided to the Trustee by the Issuer under Section 7.01, within 30 days after the filing thereof with the Trustee, such summaries of any information, documents and reports required to be filed by the Issuer pursuant to clauses (1) and (2) of this Section as may be required by rules and regulations prescribed from time to time by the Commission.

                                ARTICLE VIII
                  COLLECTION ACCOUNT, REPORTS AND PAYMENTS

         SECTION 8.01.     Distributions and Collection of Moneys.

         Except as otherwise expressly provided herein, the Trustee may demand payment or delivery of, and shall receive and collect, directly and without intervention or assistance of any fiscal agent or other intermediary all money and other property payable to or receivable by the Trustee with respect to the Non-Agency Certificate. The Trustee shall hold all such money and property received by it as part of the Trust Estate with respect to which it was received, and shall apply it as provided in this Indenture.

         If the Trustee shall not have received a Distribution with respect to the Non-Agency Certificate, the Trustee shall request the Pooling Trustee to make such payment as promptly as practicable or legally permitted. If the Trustee shall subsequently receive any such Distribution, it may withdraw such request.

         Except as otherwise expressly provided in this Indenture, if, following any request by the Trustee for payment of a late Distribution, any default occurs in the making of such payment, or if a default occurs in any other performance required under the Non-Agency Certificate, the Trustee may, and upon the request of the Holders of Bonds representing more than 50% of the Aggregate Current Principal Balance of the Outstanding Bonds shall take such action as may be appropriate to enforce such payment or performance including the institution and prosecution of appropriate Proceedings. Any such action shall be without prejudice to any right to claim a Default or Event of Default under this Indenture and to proceed thereafter as provided in Article V.

         SECTION 8.02.     Collection Account.

         (a) On or before the Closing Date, the Issuer in the name of the Trustee shall open, at the Corporate Trust Office, one or more accounts which shall collectively be the "Collection Account." The Trustee shall promptly deposit in the related Collection Account all Distributions received by it with respect to the Non-Agency Certificate. All Distributions deposited from time to time in the Collection Account, and all investments made with such moneys, shall be held by the Trustee in such Collection Account as part of the Trust Estate as herein provided, subject to withdrawal by the Trustee for the purposes set forth in subsections (b) and (c) of this Section 8.02. All funds withdrawn from a Collection Account pursuant to subsection (d) of this Section
8.02 for the purpose of making payments to the Holders of Bonds shall be applied in accordance with Sections 2.06 and 3.03.



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

         (b) The Trustee may withdraw from the Collection Account from time to time any expenses of any sale or disposition of the Non-Agency Certificate in accordance with this Indenture.

         (c) Unless the Bonds have been declared due and payable pursuant to Section 5.02 and moneys collected by the Trustee are being applied in accordance with Section 5.08, amounts on deposit in the Collection Account on any Payment Date shall be applied in accordance with Section 8.07.

         SECTION 8.03.     General Provisions Regarding Collection Account.

         (a) The Collection Account shall relate solely to the Bonds and to the Non-Agency Certificate and other property securing the Bonds. Funds and other property in the Collection Account shall not be invested and shall not be commingled with any other moneys or property of the Issuer or any Affiliate thereof.

         (b) The Trustee shall not in any way be held liable by reason of any insufficiency in the Collection Account except for losses on investments which are liabilities of the Trustee in its commercial capacity.

         SECTION 8.04.     Payment Date Reports

         On each Payment Date, the Trustee shall prepare and deliver to each Bondholder, the Issuer the Rating Agencies, and the Bond Insurer a statement with information as of such Payment Date (a "Payment Date Statement") with respect to the Payment Date setting forth:

                  (i) the amount received by the Trustee with respect to the Non-Agency Certificate and the related Non-Agency Certificate Distribution Date;

                  (ii) the amount of the Trustee Fee, the Owner Trustee Fee, and the Bond Insurer Premium paid on such Payment Date, and the Available Funds with respect to such Payment Date;

                  (iii)    the Bond Interest Rate with respect to such Payment
         Date;

                  (iv) the Available Funds Bond Interest Rate with respect to such Payment Date;

                  (v)      the Bond Payment Rate with respect to such Payment
         Date;

                  (vi) the Interest Payment Amount with respect to such Payment Date;

                  (vii) (A) the Basic Principal Payment Amount with respect to such Payment Date, (B) the Overcollateralization Reduction Amount with respect to such Payment Date, and (C) the Principal Payment Amount with respect to such Payment Date;

                  (viii) (A) the Bond Insurer's Percentage with respect to such Payment Date, (B) the amount of Excess Losses incurred during the related Prepayment Period, (C) the Bond

         Insurer's Percentage of such Excess Losses and (D) the amount of all other Realized Losses incurred (x) during the related Prepayment Period and (y) during each Prepayment Period through the related Prepayment Period;

                  (ix) the amount of Cumulative Bond Insurance Payments not previously reimbursed and the amount thereof (and the amount of interest accrued thereon) to be paid on such Payment Date;

                  (x) the Excess Available Funds with respect to such Payment Date;

                  (xi) the Required Overcollateralization Amount with respect to such Payment Date;

                  (xii) the Overcollateralization Increase Amount, if any, with respect to such Payment Date;

                  (xiii) the Overcollateralization Reduction Amount, if any, with respect to such Payment Date;

                  (xiv) the aggregate amount of principal said on the Bonds on such Payment Date;

                  (xv) the Basis Risk Shortfall, if any, with respect to such Payment Date, and the amount thereof to be paid on such Payment Date;

                  (xvi) the Unpaid Basis Risk Shortfall, if any, with respect to such Payment Date, and the amount thereof to be paid on such Payment Date;

                  (xvii) the Aggregate Current Principal Balance of the Bonds which will remain after giving effect to the payments to be made on such Payment Date;

                  (xviii) the amounts included in such statement pursuant to clauses (xiv) and (xvii) above, expressed in each case per Individual Bond, to be paid (or remaining unpaid, with respect to clause (xvii) on such Payment Date;

                  (xix) the amount of any portion of the Interest Payment Amount or the Principal Payment Amount with respect to such Payment Date being made from payments received under the Bond Insurance Policy.

         SECTION 8.05.      Reports by Trustee.

         In addition to any statements required to be delivered by the Trustee pursuant to Section 8.04, the Trustee shall, upon the request of the Issuer, promptly transmit to the Issuer copies of all accounting of, and information with respect to, Distributions furnished it by the Pooling Trustee and shall promptly notify the Issuer if any related Distribution then due or any portion thereof has not been received by the Trustee.

         SECTION 8.06.     [RESERVED]


         SECTION 8.07.     Payments on each Payment Date.

         (a) On each Payment Date, the Bondholders shall be entitled to receive, and pursuant to subsections (b) and (c) below, the Trustee shall pay to each Bondholder such Bondholder's pro rata share of (i) interest in an amount equal to the Interest Payment Amount with respect to such Payment Date;
(ii) principal in an amount equal to the sum of (A) the Principal Payment Amount with respect to such Payment Date, (B) the Bond Insurer's Percentage with respect to such Payment Date of any Excess Losses incurred during the related Prepayment Period, and (C) the Overcollateralization Increase Amount, if any, with respect to such Payment Date; and (iii) to the extent of the related Available Funds remaining after payment of items of a higher priority as set forth in subsection (b) below, the Basis Risk Shortfall and the Unpaid Basis Risk Shortfall with respect to such Payment Date. All payments of principal and interest on the Bonds shall be made on a pro rata basis among all Bonds.

         (b) On each Payment Date, the Trustee shall withdraw from the Collection Account the Trustee Fee with respect to such Payment Date, which it shall retain, the Owner Trustee Fee with respect to such Payment Date, which it shall pay to the Owner Trustee, and the Bond Insurer Premium with respect to such Payment Date, which it shall pay to the Bond Insurer; thereafter, on such Payment Date, the Available Funds with respect to such Payment Date will be applied to make payments on the Bonds in the following order of priority:

                  first, to the Bondholders, the Interest Payment Amount with respect to such Payment Date;

                  second, to the Bondholders, the Principal Payment Amount with respect to such Payment Date;

                  third, to the Bond Insurer, any Cumulative Bond Insurance Payments;

                  fourth, to the Bondholders, the Overcollateralization Increase Amount, if any, with respect to such Payment Date;

                  fifth, to the Bondholders, the Basis Risk Shortfall, if any, with respect to such Payment Date;

                  sixth, to the Bondholders, the Unpaid Basis Risk Shortfall, if any, with respect to such Payment Date which shall be paid as described in the following sentence; and

                  seventh, subject to Section 8.09 and the second following sentence, to the Issuer, the Overcollateralization Reduction Amount, if any, and any other amounts remaining after payments as described above, free of the lien of the Indenture.

Any payments with respect to the Unpaid Basis Risk Shortfall with respect to a Payment Date shall be allocated first to the interest accrued on the Unpaid Basis Risk Shortfalls included therein, and then to such Basis Risk Shortfalls, in the order in which they arose. On each Payment Date, the Trustee may deduct from the amount to be paid to the Issuer pursuant to clause seventh above, any amounts owed by the Issuer to the Trustee pursuant to Section 6.07.

         (c) On each Payment Date, funds received as a result of a claim under the Bond Insurance Policy shall be withdrawn from the Policy Payments Account, deposited in the Collection Account, and paid to the Bondholders, as principal and interest on the Bonds, in accordance with Section 8.07(a).

         SECTION 8.08. Claims Upon the Bond Insurance Policy; Policy Payments; Policy Payments Account.

         (a) By 12:00 noon, New York City time, on the second Business Day preceding a Payment Date (the "Claim Deadline" with respect to such Payment Date, the Trustee shall (i) if any Excess Losses have been incurred during the Prepayment Period with respect to such Payment Date, give notice (by telephone or telecopy) to the Bond Insurer of the amount of the Bond Insurer's Percentage of such Excess Losses and (ii) if the Available Funds with respect to such Payment Date on deposit in the Collection Account are insufficient to pay the Interest Payment Amount and the Principal Payment Amount with respect to such Payment Date, give notice to the Bond Insurer and the Fiscal Agent (as defined in the Bond Insurance Policy) of the amount of such deficiency; which notice shall be in writing and in the form set forth as Exhibit A to the Endorsement of the Bond Insurance Policy. If the Trustee has actual knowledge of the amount of funds on deposit in the Certificate Account at the Claim Deadline with respect to a Payment Date and has reason to believe such funds will be remitted to the Trustee on the Distribution Date related to such Payment Date, it may (but is not required to) deem such funds to be on deposit in the Collection Account as of such Payment Date for purposes of determining the amount, if any, required to be claimed under the Bond Insurance Policy with
respect to such Payment Date.   Following receipt by the Bond Insurer of such
notice in such form, the Bond Insurer or the Fiscal Agent will pay any amount payable under the Bond Insurance Policy on the later to occur of (i) 12:00 noon, New York City time, on the second Business Day following such receipt and
(ii) 12:00 noon, New York City time, on the Payment Date to which such deficiency relates, as provided in the Endorsement to the Bond Insurance Policy.

         (b) The Trustee shall establish a separate special purpose trust account in its corporate trust department for the benefit of Holders of the Bonds and the Bond Insurer referred to herein as the "Policy Payments Account" over which the Trustee shall have exclusive control and sole right of withdrawal. The Trustee shall deposit any amount paid under the Bond Insurance Policy in the Policy Payments Account and apply such amount only for purposes of payment to Holders of Bonds of the Scheduled Payments for which a claim was made, and such amount may not be applied for any other purpose whatsoever. Amounts paid under the Bond Insurance Policy shall be transferred to the Collection Account in accordance with the next succeeding paragraph and disbursed by the Trustee to Holders of Bonds in accordance with Section 8.07(c). It shall not be necessary for such Scheduled Payments to be made by checks or wire transfers separate from the checks or wire transfers used to pay the interest and the principal on the Bonds. However, the amount of any payment of principal of or interest on the Bonds to be paid from funds transferred from the Policy

Payments Account shall be noted as provided in paragraph (c) below in the Bond Register and in the statement to be furnished to Holders of the Bonds pursuant to Section 8.04. Funds held in the Policy Payments Account shall not be invested.

         On any Payment Date with respect to which a claim has been made under the Bond Insurance Policy, the amount of any funds received by the Trustee as a result of any claim under the Bond Insurance Policy, to the extent required to make the Scheduled Payments on such Payment Date shall be withdrawn from the Policy Payments Account and deposited in the Collection Account and applied by the Trustee, together with the other funds to be withdrawn from the Collection Account pursuant to Section 8.02(b), directly to the payment in full of the Scheduled Payments on the Bonds. Any funds remaining in the Policy Payments Account on the first Business Day following a Payment Date shall be remitted to the Bond Insurer, pursuant to the instructions of the Bond Insurer, by the end of such Business Day.

         (c) The Trustee shall keep a complete and accurate record of the amount of interest and principal paid in respect of any Bond from moneys received under the Bond Insurance Policy. The Bond Insurer shall have the right to inspect such records at reasonable times during normal business hours upon one Business Day's prior notice to the Trustee.

         (d) The Trustee shall promptly notify the Bond Insurer and Fiscal Agent of any proceeding or the institution of any action, of which a Responsible Officer of the Trustee has actual knowledge, seeking the avoidance as a preferential transfer under applicable bankruptcy, insolvency, receivership or similar law (a "Preference Claim") of any distribution made with respect to the Bonds. Each Bondholder, by its purchase of the Bonds, and the Trustee hereby agree that the Bond Insurer (so long as no Bond Insurer Default exists) may at any time during the continuation of any proceeding relating to a Preference Claim direct all matters relating to such Preference Claim, including, without limitation, (i) the direction of any appeal of any order relating to such Preference Claim and (ii) the posting of any surety, supersedeas or performance bond pending any such appeal. In addition and without limitation of the foregoing, the Bond Insurer shall be subrogated to the rights of the Trustee and each Bondholder in the conduct of any such Preference Claim, including, without limitation, all rights of any party to an adversary proceeding action with respect to any court order issued in connection with any such Preference Claim. The Trustee shall apply any funds received by it from the Bond Insurer in connection with a Preference Claim in accordance with the terms of the Bond Insurance Policy.

         SECTION 8.09.     Release of Trust Estate.

         The Issuer shall furnish the Trustee, a certificate or opinion of an Accountant, appraiser, or other expert as to the fair value of any securities, cash or other property to be released from the lien of the Indenture (the "Released Property"), which certificate or opinion shall state that in the opinion of the person making the same the proposed release will not impair the security of the Bonds under the Indenture in contravention of the provisions hereof. If the fair value of such Released Property and all other Released Property released since the commencement of the calendar year in which such certificate or opinion is given, as set forth in such certificate or opinion, is 10% or more of the Aggregate Current Principal Balance of the Bonds, then such certificate or opinion shall be made by an Independent Accountant, appraiser, or other expert. However, such a certificate or opinion of an Independent Accountant, appraiser, or other expert shall not be required in the case of any Released Property, if the fair value thereof as set forth in the certificate or opinion required by this Section is less than $25,000 or less than 1% of the Aggregate Current Principal Balance of the Bonds.

                                 ARTICLE IX
                           SUPPLEMENTAL INDENTURES

         SECTION 9.01.     Supplemental Indentures without Consent of
                           Bondholders.

         Without the consent of the Holders of any Bonds, the Issuer, when authorized by an Issuer Order, and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental hereto, in form satisfactory to the Trustee, for any of the following purposes:

                  (1) to correct or amplify the description of any property at any time subject to the lien of this Indenture, or better to assure, convey and confirm unto the Trustee any property subject or required to be subjected to the lien of this Indenture, or to subject to the lien of this Indenture additional property;

                  (2) to add to the conditions, limitations and restrictions on the authorized amount, terms and purposes of the issuance, authentication and delivery of any Bonds, as herein set forth, additional conditions, limitations and restrictions thereafter to be observed;

                  (3) to add to the covenants of the Issuer, for the benefit of the Holders of all Bonds, or to surrender any right or power herein conferred upon the Issuer; or

                  (4) to cure any ambiguity, to correct or supplement with attachments any provision herein which may be defective or inconsistent with any other provision herein, or to amend any other provisions with respect to matters or questions arising under this Indenture, provided that such action shall not adversely affect the interests of the Holders of any Bonds;

provided that in each case the Trustee receives (i) written confirmation from each Rating Agency that the adoption of any such provisions will not adversely affect its then current rating of the Bonds and (ii) so long as no Bond Insurer Default exists, the written consent of the Bond Insurer. The receipt of such letter by the Trustee shall be deemed to conclusively establish that such amendment does not adversely affect the interests of the Bondholders.

         SECTION 9.02.     Supplemental Indenture of Bondholders.

         With the consent of the Holders of Bonds representing not less than 66-2/3% of the Aggregate Current Principal Balance of all Outstanding Bonds by Act of said Holders delivered to the Issuer and the Trustee, the Issuer, when authorized by an Issuer Order, and the Trustee may enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to, or changing in any manner or eliminating any of the provisions of, this Indenture or of modifying in any manner the rights of the Holders of the Bonds under this Indenture; provided, however, that no such supplemental indenture shall, without the consent of the Holder of each Outstanding Bond affected thereby:

                  (1) change the Stated Maturity of any Bond, or reduce the principal amount thereof, reduce the Redemption Price with respect thereto, or change the circumstances under or time at which Bonds may be redeemed as provided in Section 10.01, or change any place of payment where, or the coin or currency in which, any Bond or any interest thereon is payable, or impair the right to institute suit for the enforcement of any payment of principal or interest on any Bond;

                  (2) reduce the percentage of the Aggregate Current Principal Balance of the Outstanding Bonds, the consent of the Holders of which is required for any such supplemental indenture, or the consent of the Holders of which is required for any waiver of compliance with provisions of this Indenture or Defaults hereunder and their consequences provided for in this Indenture;

                  (3)    modify any of the provisions of this Section, Section
         5.14 or Section 5.18(b), except to increase any percentage specified therein or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the Holder of each Outstanding Bond affected thereby;

                  (4) modify or alter the provisions of the proviso to the definition of the term "Outstanding";

                  (5) permit the creation of any lien with respect to any part of a Trust Estate or, except as provided in Section 3.11(a), terminate the lien of this indenture on any property at any time subject hereto or deprive the Holder of any Bond of the security afforded by the lien of this Indenture; or

                  (6) modify any of the provisions of this Indenture in such manner as to affect the calculation of the amounts required to be paid to Bondholders on any Payment Date.

         The Trustee may in its discretion determine whether or not any Bonds would be affected by the terms of a supplemental indenture and any such determination shall be conclusive upon the Holders of all Bonds, whether theretofore or thereafter authenticated and delivered hereunder. The Trustee shall not be liable for any such determination made in good faith.

         It shall not be necessary for any Act of Bondholders under this Section to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such act shall approve the substance thereof

         Promptly after the execution by the Issuer and the Trustee of any supplemental indenture pursuant to this Section, the Trustee shall mail to the Holders of the Bonds, and to the Bond Insurer, a notice setting forth in general terms the substance of such supplemental indenture. Any failure of the Trustee to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture.

         SECTION 9.03.     Execution of Supplemental Indentures.

         In executing, or accepting the additional trusts created by, any supplemental indenture permitted by this Article or the modifications thereby of the trusts created by this Indenture, the Trustee shall be entitled to receive, and (subject to Section 6.01) shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of such supplemental indenture is authorized or permitted by this Indenture. The Trustee may, but shall not be obligated to, enter into any such supplemental indenture which affects the Trustee's own rights, duties or immunities under this Indenture or otherwise.

         SECTION 9.04.     Effect of Supplemental Indentures.

         Upon the execution of any supplemental indenture under this Article, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of Bonds shall be bound thereby.

         SECTION 9.05.     Reference in Bonds to Supplemental Indentures.

         Certificates representing an interest in the Bonds which are authenticated and delivered after the execution of any supplemental indenture pursuant to this Article may, and if required by the Issuer shall, bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Issuer shall so determine, new Bonds so modified as to conform, in the opinion of Trustee and the Issuer, to any such supplemental indenture may be prepared and executed by the Issuer and authenticated and delivered by the Trustee in exchange for Outstanding Bonds.

         SECTION 9.06.     Amendments to Deposit Trust Agreement.

         Subject to Section 9.03 of the Deposit Trust Agreement, the Trustee shall, upon Issuer Request, consent to any proposed amendment to the Deposit Trust Agreement or an amendment to or waiver of any provision of any other document relating to the Deposit Trust Agreement, such consent to be given without the necessity of obtaining the consent of the Holders of any Bonds upon receipt by the Trustee of,

                  (i) an Opinion of Counsel to the effect that such amendment or waiver will not adversely affect the interests of the Holders of the Bonds and that all conditions precedent to such consent specified in this Section 9.06 have been satisfied;

                  (ii) an Officer's Certificate, to which such proposed amendment or waiver shall be attached, stating that such attached copy is a true copy of the proposed amendment or waiver and that all conditions precedent to such consent specified in this Section 9.06 have been specified; and

                  (iii) written consent to such amendment from the Bond Insurer and written confirmation from each Rating Agency that the implementation of the proposed amendment or waiver will not adversely affect its then-current rating of the Bonds.

         Nothing in this Section 9.06 shall be construed to require that any Person obtain the consent of the Trustee to any amendment or waiver or any provision of any document where the making of such amendment or the giving of such waiver without obtaining the consent of the Trustee is not prohibited by this Indenture or by the terms of the document that is the subject of the proposed amendment or waiver.

                                  ARTICLE X
                             REDEMPTION OF BONDS

         SECTION 10.01.      Redemption.

         The Bonds are subject to redemption by the Issuer, at the Redemption Price, on any Payment Date on or after the earlier of (i) the Payment Date on which the Aggregate Current Principal Balance of the Bonds (after taking into account payments of principal otherwise to be made on the Bonds on such Payment Date, other than payments in respect of a redemption pursuant to this Section 10.01) is less than or equal to 25% of the Aggregate Current Principal Balance of the Bonds as of the Closing Date; and (ii) the Payment Date in May 2003.

         SECTION 10.02.      Form of Redemption Notice.

         Notice of redemption of Bonds pursuant to Section 10.01 shall be given by the Trustee in the name and at the expense of the Issuer by mailing a copy thereof no later than five days after the Record Date that would otherwise be applicable to the Redemption Date on which such Bonds are to redeemed to the Persons who were Holders of such Bonds on such otherwise applicable Record Date. All notices of redemption shall state (i) the Redemption Date and (ii) the Redemption Price.

         Failure to give notice of redemption, or any defect therein, to any Holder of any Bond selected for redemption shall not impair or affect the validity of the redemption of any other Bond.

         SECTION 10.03. Bonds Payable on Redemption Date; Provision for Payment of Trustee and Bond Insurer.

         Notice of redemption having been given as provided in Section 10.02, the Bonds so to be redeemed shall, on the Redemption Date, become due and payable at the Redemption Price to the extent the Issuer has provided funds to the Trustee to pay the Redemption Price; to the extent such funds have not been so provided, the Bonds shall not become due and payable, or be subject to redemption, on such Redemption Date. The Issuer may not redeem the Bonds unless, no later than the time such Bonds are redeemed, the Trustee shall be paid all amounts to which it is entitled hereunder and the Bond Insurer shall be paid all Cumulative Bond Insurance Payments as of the applicable Redemption Date.

                                 ARTICLE XI
                                MISCELLANEOUS

         SECTION 11.01.    Compliance Certificates and Opinions.

         Upon any application or request by the Issuer to the Trustee to take any action under any provision of this Indenture, the Issuer shall furnish to the Trustee an Officer's Certificate stating that all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with and an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent, if any, have been complied with, except that in the case of any such application or request as to which the furnishing of such documents is specifically required by any provision of this Indenture relating to such particular application or request, no additional certificate or opinion need be furnished.

         Every certificate with respect to compliance with a condition or covenant provided for in this Indenture (including one furnished pursuant to specific requirements of this Indenture relating to a particular application or request) shall include:

                  (1) a statement that each individual signing such certificate or opinion has read such covenant or condition and the definitions herein relating thereto;

                  (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

                  (3) a statement that, in the opinion of each such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

                  (4) a statement as to whether, in the opinion of each such individual, such condition or covenant has been complied with.

         SECTION 11.02.    Form of Documents Delivered to Trustee.

         In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and an such Person may certify or give an opinion as to such matters in one or several documents.

         Any certificate or opinion of an Authorized Officer may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by counsel, unless such Officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which his certificate or opinion is based are erroneous. Any such certificate or Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an Authorized Officer or Officers of the Owner Trustee or a Person with which the Issuer has contracted or whose assistance has been obtained pursuant to Section 3.07, stating that the information with respect to such factual matters is in the possession of the Issuer or such Person, unless such officer or counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous. Any Opinion of Counsel may be based on the written opinion of other counsel, in which event such Opinion of Counsel shall be accompanied by a copy of such other counsel's opinion and shall include a statement to the effect that such counsel believes that such counsel and the Trustee may reasonably rely upon the opinion of such other counsel.

         Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

         Wherever in this Indenture, in connection with an application or certificate or report to the Trustee, it is provided that the Issuer shall deliver any document as a condition of the granting of such application, or as evidence of the Issuer's compliance with any term hereof, it is intended that the truth and accuracy, at the time of the granting of such application or at the effective date of such certificate or report (as the case may be), of the facts and opinions stated in such document shall in such case be conditions precedent to the right of the Issuer to have such application granted or to the sufficiency of such certificate or report. The foregoing shall not, however, be construed to affect the Trustee's right to rely upon the truth and accuracy of any statement or opinion contained in any such document as provided in
Section 6.01(b)(2).

         Whenever in this Indenture it is provided that the absence of the occurrence and continuation of a Default or Event of Default is a condition precedent to the taking of any action by the Trustee at the request or direction of the Issuer, then notwithstanding that the satisfaction of such condition is a condition precedent to the Issuer's right to make such request or direction, the Trustee shall be protected in acting in accordance with such request or direction if it does not have knowledge of the occurrence and continuation of such Default or Event of Default as provided in Section 6.01(d).

         SECTION 11.03.     Acts of Bondholders.

         (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Bondholders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Bondholders in person or by agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee, and, where it is hereby expressly required, to the Issuer. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the "Act" of the Bondholders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and (subject to Section 6.01) conclusive in favor of the Trustee and the Issuer, if made in the manner provided in this Section.

         (b) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by the certificate of any notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Whenever such execution is by an officer of a corporation or a member of a partnership on behalf of such corporation or partnership, such certificate or affidavit shall also constitute sufficient proof of his authority.

         (c)      The ownership of Bonds shall be proved by the Bond Register.

         (d) Any request, demand, authorization, direction, notice, consent, waiver or other action by the Holder of any Bonds (or any one or more Predecessor Bonds) shall bind the Holder of every Bond issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof, in respect of anything done, omitted or suffered to be done by the Trustee or the Issuer in reliance thereon, whether or not notation of such action is made upon such Bonds.

         SECTION 11.04.     Notices.

         All demands and notices hereunder shall be in writing and shall be deemed given when delivered at or mailed by registered mail, return receipt requested, postage prepaid, or by recognized overnight courier, to (i) in the case of the Issuer, c/o Wilmington Trust Company, Corporate Financial Services Division, Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890-0001, Attention: Corporate Trust Administration, or such other address as may hereafter be furnished to the other parties hereto in writing; (ii) in the case of the Trustee, at its Corporate Trust Office, or such other address as may hereafter be furnished to the other parties hereto in writing; (iii) in the case of the Rating Agencies, S&P, 25 Broadway, New York, New York 10004
Attention: Residential Mortgage Surveillance Group and Moody's, 99 Church Street, New York, New York 10007, Attention: Residential Mortgage Pass-Through Group; and (iv) in the case of the Bond Insurer, 245 Park Avenue, New York, New York 10222, Attention: Senior Vice President Surveillance Department, or to such other address as may hereafter by furnished to the parties hereto in writing by the Bond Insurer (with a copy to the attention of the General Counsel and Head Financial Guaranty Group marked "URGENT MATERIAL ENCLOSED" in the case of any notice of Event of Default or any notice where failure to respond is deemed consent or acceptance).

         SECTION 11.05. Notices and Reports to Bondholders; Waiver of Notices.

         Where this Indenture provides for notice to Bondholders of any event or the mailing or delivery of any report to Bondholders, such notice or report shall be sufficiently given (unless otherwise herein expressly provided) if mailed, first class postage prepaid, to each Bondholder affected by such event or to whom such report is required to be mailed, at the address of such Bond Register, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice or the mailing of such report. In any case where a notice or report to Bondholders is mailed in the manner provided above, neither the failure to mail such notice or report, nor any defect in any notice or report so mailed, to any particular Bondholder shall affect the sufficiency of such notice or report with respect to other Bondholders, and any notice or report which is mailed in the manner herein provided shall be conclusively presumed to have been duly given or provided.

         Where this Indenture provides for notice in any manner, such notice may be waived in writing by any Person entitled to receive such notice, either before or after the event and such waiver shall be the equivalent of such notice. Waivers of notice by Bondholders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

         In case, by reason of the suspension of regular mail service as a result of a strike, work stoppage or similar activity, it shall be impractical to mail notice of any event to Bondholders when such notice is required to be given pursuant to any provision of this Indenture, then any manner of giving such notice as shall, be satisfactory to the Trustee shall be deemed to be a sufficient giving of such notice.

         SECTION 11.06.     Rules by Trustee and Agents.

         The Trustee may make reasonable rules for any meeting of Bondholders. Any Agent may make reasonable rules and set reasonable requirements for its functions.

         SECTION 11.07.     Effect of Headings and Table of Contents.

         The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

         SECTION 11.08.     Successors and Assigns.

         All covenants and agreements in this Indenture by the Issuer shall bind its successors and assigns, whether so expressed or not.

         SECTION 11.09.     Severability.

         In case any provision in this Indenture or in the Bonds shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

         SECTION 11.10.     Benefits of Indenture.

         Nothing in this Indenture or in the Bonds, expressed or implied, shall give to any Person, other than the parties hereto and their successors hereunder, and other than the Bond Insurer, any separate trustee or co-trustee appointed under Section 6.12, and the Bondholders, any benefit or any legal or equitable right, remedy or claim under this Indenture.

         SECTION 11.11.     Legal Holiday.

         In any case in which the date of any Payment Date or any other date on which principal of or interest on any Bond is proposed to be paid or any date when mailing of notices by the Trustee to any Person is required pursuant to any provision of this Indenture shall not be a Business Day, then (notwithstanding any other provision of the Bonds or this Indenture) payment or mailing of such notice need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made or mailed on the nominal date of any such Payment Date or other date for the payment of principal of or interest on any Bond and, in the case of payments, no interest shall accrue for the period from and after any such nominal date, provided such payment is made in full on such next succeeding Business Day.

         SECTION 11.12.     Governing Law.

         In view of the fact that Bondholders are expected to reside in many states and outside the United States and the desire to establish with certainty that this Indenture will be governed by and construed and interpreted in accordance with the law of a state having a well-developed body of commercial and financial law relevant to transactions of the type contemplated herein, this Indenture, each indenture supplemental hereto and each Bond shall be construed in accordance with and governed by the laws of the State of New York applicable to agreements made and to be performed therein.

         SECTION 11.13.     Counterparts.

         This instrument may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

         SECTION 11.14.     Limitation on Recourse.

         No recourse may be taken, directly or indirectly, against (i) the Person serving as Owner Trustee in its individual capacity, (ii) any incorporator, subscriber to the capital stock, stockholder, officer or director of the Owner Trustee or of any predecessor or successor of the Owner Trustee in
(iii) any holder of a beneficial interest in the Issuer, (iv) any partner, beneficiary, agent, officer, director, employee or successor or assign of a holder of a beneficial interest in the Issuer of (v) any incorporator, subscriber to the capital stock, stockholder, officer, director or employee of the Trustee or predecessor or successor of the Trustee with respect to the Issuer's obligations with respect to the Bonds or the obligations of the Issuer or the Trustee under this Indenture or any certificate or other writing delivered in connection herewith or therewith, except to the extent that recourse against the holders of a beneficial interest in the Issuer is permissible under Section 6.04 of the Deposit Trust Agreement.

         SECTION 11.15.     Inspection.

        The Issuer agrees that, on reasonable prior notice, it will permit any representative of the Trustee, during the Issuer's normal business hours, to examine all of the books of account, records, reports and other papers of the Issuer, to make copies and extracts therefrom, to cause such books to be audited by Independent Accountants selected by the Trustee, and to discuss its affairs, finances and accounts with its officers, employees and the independent Accountants (and by this provision the Issuer hereby authorizes its Accountants to discuss with such representatives such affairs, finances and accounts), all at such reasonable times and as often as may be reasonably requested.

         SECTION 11.16.     Conflict with Trust Indenture Act.

         If any provision of this Indenture limits, qualifies or conflicts with another provision of the Indenture which is required to be included in the Indenture by any of the provisions of the TIA, such required provision shall control.

         SECTION 11.17.     Notice to Rating Agencies and Bond Insurer.

         (a) The Trustee shall use its best efforts to promptly provide notice to each Rating Agency and the Bond Insurer with respect to each of the following which it has actual knowledge:

                  (i)      Any change or amendment to this Agreement;

                  (ii) The occurrence of any Event of Default that has not been cured;

                  (iii)    The resignation or termination of the Trustee;

                  (iv)     The final payment to Certificateholders; and

                  (v)      Any change in the location of the Collection Account.

         (b) In addition, the Trustee shall promptly furnish to each Rating Agency and the Bond Insurer copies of the following:

                  (i)      Each report to Bondholders described in Section
         8.04; and

                  (ii) Each Independent Accountants' report received as described in Section 8.06.


                                  ARTICLE XII
                   CERTAIN MATTERS REGARDING THE BOND INSURER

         SECTION 12.01. Rights of the Bond Insurer To Exercise Rights of Bondholders.

         By accepting its Bond, each Bondholder agrees that unless a Bond Insurer Default exists, the Bond Insurer shall have the right to exercise all rights of the Bondholders under this Indenture (except the right to receive payments on the Bonds hereunder) without any further consent of the Bondholders, and unless a Bond Insurer Default exists, such rights may be exercised by the Bondholders only with the prior written consent of the Bond Insurer.

         SECTION 12.02. Trust Fund and Accounts Held for Benefit of the Bond Insurer.

         The Trustee shall hold the Trust Estate for the benefit of the Bondholders and the Bond Insurer and all references in this Indenture and in the Bonds to the benefit of Holders of the Bonds shall be deemed to include the Bond Insurer. The Trustee shall cooperate in all reasonable respects with any reasonable request by the Bond Insurer for action to preserve or enforce the Bond Insurer's rights or interests under this Indenture and the Bonds.

         SECTION 12.03.     Effect of Payments by the Bond Insurer; Subrogation.

         Anything herein to the contrary notwithstanding, any payment with respect to principal of or interest on any of the Bonds which is made with moneys received pursuant to the terms of the Bond Insurance Policy shall not be considered payment of such Bonds by the Issuer. The Issuer and the Trustee acknowledge, and each Holder by its acceptance of a Bond agrees, that without the need for any further action on the part of the Bond Insurer, the Issuer, the Trustee or any Bond Registrar (a) to the extent the Bond Insurer makes payments, directly or indirectly, on account of principal of or interest on any Bonds to the Holders of such Bonds, the Bond Insurer will be fully subrogated to the rights of such Holders to receive such principal and interest from the Issuer and (b) the Bond Insurer shall be paid such principal and interest but only from the sources and in the manner provided herein for the payment of such principal and interest.

         The Trustee and the Issuer shall cooperate in all respects, with any reasonable request by the Bond Insurer for action to preserve or enforce the Bond Insurer's rights or interests under this Indenture without limiting the rights or affecting the interests of the Holders as otherwise set forth herein.

         SECTION 12.04.     Notices to the Bond Insurer.

         All notices, statements, reports, certificates or opinions required by this Indenture to be sent to any other party hereto or to any of the Bondholders shall also be sent to the Bond Insurer.

         SECTION 12.05.     Third-Party Beneficiary.

         The Bond Insurer shall be a third-party beneficiary of this Indenture, entitled to enforce the provisions hereof as if a party hereto.

         IN WITNESS WHEREOF, the Issuer and the Trustee have caused this Indenture to be duly executed by the Owner Trustee's and the Trustee's officers, respectively, thereunto duly authorized, as of the day and year first above written.



                                     FUND AMERICA INVESTORS TRUST V

                                     BY:      WILMINGTON TRUST COMPANY, not
                                              in its individual capacity but solely in its
                                              capacity as owner Trustee under the Deposit
                                              Trust Agreement



                                     By:_________________________________________________
                                              John M. Beeson, Jr., Vice President


                                     BANKERS TRUST COMPANY OF
                                       CALIFORNIA, N.A., as Trustee



                                     By:_________________________________________________
                                              Michelle Lambott, Assistant Vice President



STATE OF NEW YORK          )
                           )   ss.:
COUNTY OF NEW YORK         )

         On the April 25, 1996, personally appeared John M. Beeson, Jr., to me known, who being by me duly sworn, did depose and say that he is a Vice President of Wilmington Trust Company, the corporation described in and that executed the above instrument as Issuer; and that he signed his name thereto by order of the Board of Directors of said corporation.

         IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.



[NOTARIAL SEAL]                              __________________________________



_________________

STATE OF NEW YORK       )
                        ss.:
COUNTY OF NEW YORK      )


         On April 25, 1996, personally appeared before me Michelle Lambott, to me known, who being by me duly sworn, did depose and say that she resides at Long Beach, California and is an Assistant Vice President of Bankers Trust Company of California, N.A., the corporation described in, and which executed the above instrument.



                                        _____________________________________
                                        Notary Public